Exhibit 10.1

Execution

REVOLVING CREDIT AGREEMENT

TPG SPECIALTY LENDING, INC.,

as Borrower

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

and

LENDERS NAMED HEREIN,

as Lenders

DATE: September 28, 2011

i

TABLE OF CONTENTS CONTINUED

ii

TABLE OF CONTENTS CONTINUED

iii

Schedules and Exhibits

Schedules
Schedule 3.8	Disclosed Matters
Schedule 3.10	Chief Executive Offices, etc.

Exhibits
Exhibit 2.1(d)	Accordion Request
Exhibit 2.3(a)	Notice of Advance
Exhibit 2.3(d)	Notice of Continuation/Conversion
Exhibit 2.7(i)	Revolving Credit Note
Exhibit 2.21(a)-l	Subscription Pledge and Security Agreement
Exhibit 2.21(a)-2	Cash Collateral Agreement (Collateral Account)
Exhibit 2.21(a)-3	Account Control Agreement
Exhibit 2.21(g)	Acknowledgment Letter
Exhibit 4.1(c)	Borrowing Base Certificate
Exhibit 4.1(d)	Compliance Certificate
Exhibit 6.1(g)-l	Opinion of Borrower’s Counsel
Exhibit 9.13(b)	Assignment and Assumption Agreement

i

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, dated as of September 28, 2011, by and among TPG SPECIALTY LENDING, INC., a Delaware corporation (“Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity, “Deutsche Bank”), as a Lender, as Administrative Agent for Lenders, and each of the other lending institutions that becomes a Lender hereunder.

RECITALS:

A. Borrower has requested that Lenders make Loans to Borrower for the purposes set forth in Section 2.12 hereof; and

B. Lenders are willing to lend funds upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration the parties hereto do hereby agree as follows:

SECTION 1

DEFINITIONS

Section 1.1 Defined Terms. For the purposes of this Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the Section or recital referred to:

“Accordion Amount” is defined in Section 2.1(d).

“Accordion Fee” is defined in Section 2.13(c).

“Accordion Increase Date” is defined in Section 2.1(d).

“Accordion Request” is defined in Section 2.1(d).

“Account Bank” means JPMorgan Chase Bank, N.A., as depositary with respect to the Collateral Account and in the event JP Morgan Chase Bank, N.A. ceases to be the depositary thereof, Deutsche Bank provided the terms to maintain such account are commercially reasonable for an account of such type.

“Account Control Agreement” means the Blocked Account Control Agreement dated as of the Closing Date, substantially in the form of Exhibit 2.21(a)-3 attached hereto, among Borrower, Account Bank and Administrative Agent on trust for the benefit of Administrative Agent and Lenders, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time in accordance with the terms thereof, and subject to the replacement thereof on the terms set forth in Section 2.21(e) hereof.

“Acknowledgment Letter” means an Acknowledgment Letter substantially in the form of Exhibit 2.21(g) hereto.

“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” means Deutsche Bank until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address set forth in Section 9.8 hereof, or such other address as Administrative Agent may from time to time notify Borrower and Lenders in writing.

“Adviser Agreements” means collectively, (a) the Administration Agreement dated as of March 15, 2011 between Borrower and Investment Adviser and (b) the Investment Advisory and Management Agreement dated as of April 15, 2011 between Borrower and Investment Adviser.

“Advisor Incentive Fees” has the meaning given to the term “Incentive Fee” in the Adviser Agreements.

“Advisor Management Fees” has the meaning given to the term “Management Fee” in the Adviser Agreements.

“Affiliate” means, with respect to a certain Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.

“Agreement” means this Revolving Credit Agreement, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time in accordance with the terms hereof.

“Annual Valuation Period” has the meaning assigned to such term in Section (d)(5)(ii) of the Plan Asset Regulations.

“Applicable Advance Rate” means (a) with respect to Included Investors, ninety percent (90%) and (b) with respect to Other Investors, sixty percent (60%), or such other percentage determined by the Lenders in their sole discretion.

“Applicable Concentration Percentage” means for (a) each Investor rated AAA by S&P or Aaa by Moody’s whichever is lower, 20% of the Unfunded Capital Commitment of all Eligible Investors, (b) each Investor rated AA+ to AA- by S&P or Aal to Aa3 by Moody’s whichever is lower, 20% of the Unfunded Capital Commitment of all Eligible Investors, (c) each Investor rated A+ to A- by S&P or Al to A3 by Moody’s whichever is lower, 15% of the Unfunded Capital Commitment of all Eligible Investors, (d) each Investor rated BBB+ by S&P or Baal by Moody’s whichever is lower, 5% of the Unfunded Capital Commitment of all Eligible Investors and (e) all Other Investors, an aggregate 15% of the Unfunded Capital Commitment of all Eligible Investors.

“Applicable Margin” means (a) with respect to any Prime Rate Loan, 0.50% per annum; and (b) with respect to any LIBOR Loan, 2.50% per annum.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” is defined in Section 9.13(b).

“Assignment and Assumption Agreement” means the agreement contemplated by Section 9.13(b) hereof, pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be in the form of Exhibit 9.13(b) attached hereto.

“Attorney Costs” means and includes all reasonable and documented fees and reasonable and documented out-of-pocket disbursements of one external counsel (per relevant jurisdiction) of Administrative Agent.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Loan Amount” means, at any time, the lesser of: (a) the Maximum Commitment, and (b) the Borrowing Base.

“Average Unused Amount” is defined in Section 2.13(b).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Bank Holding Company Act Investor” means any Investor that is a Bank Holding Company.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101, et seq.

“Basic Call Information” is defined in Section 6.1(i).

“Borrower” means TPG Specialty Lending, Inc., a Delaware corporation.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of LIBOR Loans, having the same Interest Period, made by Lenders.

“Borrowing Base” means, at the date of determination, an amount equal to (a) for all Eligible Investors, the sum of (i) the Unused Capital Commitment of each Eligible Investor minus such Eligible Investor’s Excess Concentration, times (ii) the Applicable Advance Rate of such Eligible Investor, minus (b) the outstanding amount of Unsecured Recourse Indebtedness in excess of $50,000,000.

“Borrowing Base Certificate” is defined in Section 4.1(c).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close under applicable Legal Requirements and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Capital Call” means a call upon Investors to fund all or any portion of their Capital Commitments pursuant to and in accordance with the Organizational Documents and/or any Side Letter Agreements, and shall include a call pursuant to a Capital Call Notice sent by the Administrative Agent in accordance with the terms of the Loan Documents.

“Capital Call Notice” means any notice sent to an Investor pursuant to which a Capital Call is made.

“Capital Commitment” has the meaning assigned to the term “Capital Commitment” in the Subscription Agreements and “Capital Commitments” mean the aggregate Capital Commitments of all Investors.

“Capital Contribution” has the meaning assigned to the term “Drawdown Purchase Price” in the Subscription Agreements.

“Cash Collateral Agreement (Collateral Account)” means the Cash Collateral Account, Security, Pledge and Assignment Agreement and Control Agreement, dated as of the date hereof, substantially in the form of Exhibit 2.21(a)-2 attached hereto, regarding the pledge and control of the Collateral Account, among Borrower, Administrative Agent and Deutsche Bank as depositary bank and securities intermediary.

“Change of Control” means the failure of the Investment Adviser to be Controlled by either (a) David Bonderman, James Coulter and Alan Waxman or their successors or (b) an Affiliate of TPG Capital, L.P.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Legal Requirement; (b) any change in any Legal Requirement or in the administration, interpretation or application thereof by any Governmental Authority having the force of law; or (c) the making or issuance of any request or the issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority, provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directions concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (“Basel III”) (or any successor similar authority) or the US or foreign regulatory authorities in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date hereof.

“Collateral” means all property in which a security interest has been granted or purported to have been granted as of the Closing Date to Administrative Agent for the benefit of any of Administrative Agent or Lenders under any Loan Document.

“Collateral Accounts” is defined in the Cash Collateral Agreement (Collateral Account).

“Commitment” means, for each Lender, the amount set forth opposite its signature on this Agreement or on its respective Assignment and Assumption Agreement, as the same may be reduced from time to time by Borrower pursuant to Section 2.10, increased pursuant to Section 2.1(d), or increased or decreased by further assignment by such Lender pursuant to Section 9.13(b). The aggregate Commitments of all Lenders on the Closing Date are One Hundred and Fifty Million Dollars ($150,000,000).

“Commitment Period” has the meaning given to such term in the Subscription Agreements.

“Commitment Period Termination Date” means any date under the Subscription Agreements on which Borrower’s right to make a Capital Call from all of the Investors to repay the Obligations terminates.

“Compliance Certificate” is defined in Section 4.1(d).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.3(d) of one Type of Loan into another Type of Loan.

“Credit Extension” means a Borrowing.

“Credit Provider” means a Person providing a guaranty of the obligations of an Investor to fund its Capital Commitment to Borrower or Lenders.

“Current Party” is defined in Section 9.14.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Defaulting Lender” means any Lender (of which Administrative Agent has notified Borrower) that: (a) has failed to make its Pro Rata Share of any disbursement required to be made in respect of Loans; (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute; (c) has notified Administrative Agent, or has stated publicly, that it will not comply with any of its obligations hereunder or has defaulted on its similar obligations under any other loan agreement, credit agreement or similar agreement in which it commits to extend credit (absent a good faith dispute); or (d) has been deemed insolvent or become the subject of a bankruptcy, insolvency or receivership proceeding.

“Defaulting Subscriber” means any “Defaulting Subscriber” as defined in the Subscription Agreements.

“Default Rate” means on any day the lesser of: (a) two (2%) percent per annum above the rate then in effect for such Loan, and (b) the maximum interest rate permitted by law.

“Demand Deposit Account” is defined in Section 2.20.

“Deutsche Bank” is defined in the Recitals hereof and includes its successors and assigns.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.8.

“Distribution” means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Shares.

“Dollars” and the sign “$” means lawful currency of the United States of America.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender or an Approved Fund with respect to a Lender; and (c) any other Person approved by Administrative Agent with the consent of Borrower (which consent of Borrower shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an “Eligible Assignee”.

“Eligible Investors” means those Investors that have executed Acknowledgment Letters and are not subject to an Exclusion Event.

“Environmental Complaint” means any complaint, order, demand, citation or notice issued in writing to Borrower by any Person with regard to material violations of Environmental Laws or a material release of Hazardous Materials relating to Borrower or arising from any of Borrower’s Properties.

“Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq. (“CERCLA”); (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, ordinances or regulations relating to pollution or protection of human health or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or release of Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to Borrower; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

“Environmental Liability” means any actual liability in respect of any damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement or cost of Remedial Action arising out of any Environmental Complaint, release of Hazardous Materials or violation of Environmental Laws.

“Environmental Lien” means any lien, security interest, charge or other encumbrance for the costs of Remedial Action incurred by a Governmental Authority.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect.

“ERISA Investor” means an Investor that is “benefit plan investor” within the meaning of Section 3(42) of ERISA.

“Event of Default” is defined in Section 7.1.

“Excess Concentration” means for each Eligible Investor, the amount by which its actual Unused Capital Commitment exceeds the Applicable Concentration Percentage applicable to such Eligible Investor’s Unused Capital Commitment.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder: (a) Taxes imposed on or measured by its net income, net profit or net worth (however denominated), and franchise or capital Taxes imposed on it (in lieu of net income taxes by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient (or, in the case of a pass-through entity, any of its beneficial owners) is organized or is (or is deemed to be) doing business or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) in which Borrower is located; (c) any withholding tax that is imposed on amounts payable to such a Person (other than an assignee pursuant to a request by Borrower under Section 2.18(e)), if such Tax is applicable at the time such Person becomes a party hereto or becomes applicable as a result of actions taken or not taken by such Person (including but not limited to, the designation of a new Lending Office other than the designation of a new office requested by Borrower Parties under Section 2.18(e)), but excluding any withholding Tax imposed as a result of a change in applicable statute, regulation or treaty occurring after such Person becomes a party hereto (or designates a new Lending Office) and is not otherwise described in subclauses (a), (b), (d) or (e) of this definition, except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment) to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.15(a); (d) Taxes attributable to Lender’s (or, in the case of a pass-through entity, any of its beneficial owners’) failure to comply with Section 2.15(e) or (f); or (e) any Taxes imposed pursuant to FATCA (including, for the avoidance of doubt, Taxes withheld pursuant to an agreement with the United States government described therein).

“Exclusion Event” is defined in Section 2.1(c).

“Expenses” has the meaning given to the term “Organizational Expense Allocation” in the Subscription Agreements.

“Facility” means the credit facility established pursuant to this Agreement.

“Facility Fee” is defined in Section 2.13(a).

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code as of the date hereof (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank on such day on such transactions as determined by Administrative Agent.

“Financing Indebtedness” means Indebtedness of Borrower or a Financing Subsidiary which is Non-Recourse Indebtedness to Borrower which is secured solely by the Investments and the proceeds thereof.

“Financing Subsidiary” means a Subsidiary of Borrower to which Borrower conveys or otherwise transfers Investments which engages in no material activities other than in connection with the purchase and financing of such Investments.

“Fully Secured Indebtedness” means Indebtedness of any Person that is secured by assets of such Person (other than the Collateral) with a value equal to or in excess of one hundred and twenty percent (120%) of the outstanding amount of such Indebtedness and which has a maturity date not earlier than the Stated Maturity Date.

“Fund Party” and “Fund Parties” are defined in Section 3.18.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over Borrower, Investment Adviser, Administrative Agent or Lenders, or any of their respective businesses, operations, assets, or properties.

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation: (a) to purchase any such Indebtedness or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated in form, quantity or concentration pursuant to any Environmental Law.

“Included Investors” means, at the date of determination, those Eligible Investors who (or whose Sponsor, Responsible Party or Credit Providers) meet the Rating Requirement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net payment obligations of such Person’s Swap Contracts;

(d) all obligations of such Person to pay the deferred purchase price of property purchased or services rendered (other than trade accounts payable in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all capital leases; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net payment obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes.

“Indemnitees” is defined in Section 9.7.

“Interest Option” means each of LIBOR and the Prime Rate.

“Interest Payment Date” means: (a) as to any Prime Rate Loan, the last Business Day of each month, or such earlier date as such Prime Rate Loan shall mature, by acceleration or otherwise; (b) as to any LIBOR Loan (other than a LIBOR Loan having an Interest Period of six (6) months) the last day of the Interest Period for such LIBOR Loan, or such earlier date as such LIBOR Loan shall mature, by acceleration or otherwise; (c) as to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, or such earlier date as such LIBOR Loan shall mature, by acceleration or otherwise and (d) as to any Loan, the date of any prepayment made hereunder, as to the amount prepaid.

“Interest Period” means, with respect to any LIBOR Loan, a period commencing:

(a) on the borrowing date of such LIBOR Loan; or

(b) on the termination date of the immediately preceding Interest Period in the case of a continuation of a LIBOR Loan to a successive Interest Period as described in Section 2.3 hereof, and ending one (1) month, two (2) months, three (3) months or six (6) months thereafter, each as Borrower shall elect in accordance with Section 2.3 hereof; provided, however, that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) immediately above, end on the last Business Day of a calendar month; and

(iii) if the Interest Period would otherwise end after the Stated Maturity Date, such Interest Period shall end on the Stated Maturity Date.

“Interest Release” is defined in Section 5.10(a).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

“Investment” means an investment made by Borrower of the type described in the Private Placement Memorandum.

“Investment Adviser” means TSL Advisors, LLC, a Delaware limited liability company.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investor” means, at any time of determination, a subscriber to an Ownership Interest of Borrower.

“Investor Documents” means an Investor’s fully executed Subscription Agreement, any Side Letter Agreement, the Acknowledgment Letter and the related documents of any Credit Provider.

“Investment Policies” means the investment objections, policies, restrictions and limitations for Borrower as set forth in the Private Placement Memorandum.

“Key Person Event” has the meaning given to such term in the Subscription Agreements.

“Legal Requirement” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, court orders, decrees, licenses, authorizations and permits of, and agreements with, any Governmental Authority, having the force of law.

“Lender” means each lending institution that is a signatory hereto on the Closing Date as a “Lender” or that becomes a Lender hereunder pursuant to Section 9.13 hereof, and “Lenders” means more than one Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender’s written notice delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent in writing.

“LIBOR” means, for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”). as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then “LIBOR” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which Dollar deposits with a term equivalent to such Interest Period would be offered by Administrative Agent (or an Affiliate of Administrative Agent, if Administrative Agent has not offered such Dollar deposits) in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period. In the event reserves are required to be maintained against Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System), then LIBOR shall be adjusted to a rate (rounded upwards to the nearest 1/100 of 1%) obtained by dividing LIBOR by a number equal to one minus the stated maximum rate (expressed as a decimal) of all such reserves. LIBOR Loans shall be deemed to constitute Eurocurrency funding. Each determination of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Conversion Date” is defined in Section 2.3(d)(i).

“LIBOR Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to LIBOR for a particular Interest Period.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Loan” means an extension of credit by a Lender to Borrower hereunder in the form of a Prime Rate Loan or a LIBOR Loan, and “Loans” means the plural thereof.

“Loan Documents” means this Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Security Documents, each Acknowledgment Letter, and each Assignment and Assumption Agreement, each as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any material adverse effect on (a) the validity or enforceability of the Loan Documents or the rights or benefits available to Lenders (either directly or through Administrative Agent) under the Loan Documents; (b) the ability of Borrower to perform its obligations under the Loan Documents; or (c) the business, assets, operations, or financial condition of Borrower.

“Material Indebtedness” means (a) any Unsecured Recourse Indebtedness having an aggregate outstanding principal amount that is equal to or in excess of $5,000,000 to any Person (or if such Indebtedness is payable to any Lender or any Affiliate of Lender, $0) and (b) any Permitted Other Indebtedness not included in clause (a) above having an aggregate outstanding principal amount that is equal to or in excess of $20,000,000.

“Material Subsidiary” is defined in Section 3.1(c).

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date which is twenty five (25) days prior to the end of the Commitment Period; (c) the date on which the Capital Commitments of the Investors shall be terminated for any reason or otherwise reduced to zero; (d) the date on which the Commitments hereunder shall be terminated for any reason or otherwise permanently reduced to zero; or (e) the date on which the Loans shall become due and payable hereunder by acceleration or by requirement for mandatory prepayment in full.

“Maximum Commitment” means a principal amount equal to One Hundred and Fifty Million Dollars ($150,000,000), as it may be reduced by Borrower pursuant to Section 2.10.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Consenting Lender” is defined in Section 9.15.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person with respect to which the holder of such Indebtedness may not look to the general credit or assets of such Person for repayment other than to the extent of any security provided for the payment of such Indebtedness.

“Non-Recourse Parties” is defined in Section 9.18.

“Notes” means the promissory notes provided for in Section 2.7, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified; and “Note” means any one of the Notes.

“Notice of Advance” is defined in Section 2.3(a) and shall be substantially in the form of Exhibit 2.3(a) attached hereto.

“Notice of Continuation” is defined in Section 2.3(d)(ii) and shall be substantially in the form of Exhibit 2.3(d) attached hereto.

“Notice of Conversion” is defined in Section 2.3(d)(i) and shall be substantially in the form of Exhibit 2.3(d) attached hereto.

“Obligations” means all present and future indebtedness, obligations, and liabilities of Borrower to Lenders, and all renewals and extensions thereof, or any part thereof (including, without limitation, Credit Extensions, or any part thereof), arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof), or represented by the Notes, and all interest accruing thereon, and reasonable Attorney Costs incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” is defined in Section 3.18.

“Organizational Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, trust or other form of business entity, the partnership, or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department or authority in the jurisdiction of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws.

“Other Investors” means, at the date of determination, those Eligible Investors that do not satisfy the Rating Requirement and are approved by the Lenders as an “Other Investor” in their sole discretion.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of this Agreement or any other Loan Document.

“Ownership Interest” of any Investor means the Shares of such Investor in Borrower.

“Participant” is defined in Section 9.13(d).

“Patriot Act” means Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. No. 107-56 (2001), signed into law on October 26, 2001, as amended.

“Permitted Distributions” mean, without duplication, (a) Distributions required to maintain the status of Borrower as a RIC and (b) Distributions required to avoid federal excise taxes imposed by Section 4982 of the Internal Revenue Code.

“Permitted Other Indebtedness” means (a) Unsecured Recourse Indebtedness provided that any amount thereof in excess of $50,000,000 is subtracted from the Borrowing Base, (b) Fully Secured Indebtedness, (c) Financing Indebtedness and (d) Non-Recourse Indebtedness.

“Permitted Transfer” means a Transfer of interests (a) by any Investor that is not an Eligible Investor to any other Person and (b) by any Included Investor or Other Investor: (i) to a custodian or an Affiliate of a Credit Provider or Sponsor of such Investor; (ii) to any other Included Investor or Other Investor; (iii) to a successor plan, trust or trustee of such Included Investor or Other Investor; or (iv) by virtue of a merger or acquisition where the transferee entity has a rating equal or higher than the rating of the transferor, in each case with the prior written consent of Administrative Agent in its commercially reasonable discretion, not to be unreasonably withheld or delayed

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means with respect to an ERISA Investor, each “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, or “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code) on account of which such Investor qualifies as an ERISA Investor.

“Plan Asset Regulations” means Section 3(42) of ERISA and the applicable regulations of the United States Department of Labor, including 29 C.F.R. §2510.3-101, et seq.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Potential Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, unless cured or waived, would become an Event of Default.

“Prime Rate” means the prime lending rate as publicly announced by Administrative Agent (or any Affiliate of Administrative Agent if no such rate is announced by Administrative Agent) through its offices in New York City from time to time as its prime lending rate which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the effective date of each change in the prime lending rate so announced.

“Prime Rate Conversion Date” is defined in Section 2.3(d)(i).

“Prime Rate Loan” means a Loan that bears interest based on the Prime Rate.

“Principal Obligation” means as of any time the aggregate outstanding principal amount of the Loans as of such time.

“Private Placement Memorandum” means Borrower’s private placement memorandum, as amended, modified, or supplemented by any supplemental disclosure document provided to Investors.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is directly owned by Borrower (but excludes, for the avoidance of doubt, any real property, improvements thereon and any leasehold or similar interest in real property owned by any portfolio company of such entities), and “Properties” means the plural of the foregoing.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) the numerator of which is the Commitment of such Lender; and (b) the denominator of which is the aggregate Commitments of all Lenders; provided that in the event the Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Rating Requirement” means an Investor that meets the following criteria: (a) a senior unsecured rating of BBB+ by S&P or Baal by Moody’s or higher based upon the lower of such ratings and (b) if such Investor is (i) a Bank Holding Company Investor, such Investor has Adequately Capitalized status; (ii) an insurance company, such Investor has a rating by A.M. Best Company of A+ or higher, (iii) an ERISA Investor with a rating of BBB+ by S&P or Baal by Moody’s based upon the lower of such ratings, such Investor has a minimum funding ratio of 90% and (iv) a Governmental Plan Investor, a rating of BBB+ by S&P or Baal by Moody’s based upon the lower of such ratings, such Investor has a minimum funding level of 90%.

“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person with respect to which the holder of such Indebtedness may look to the general credit or assets of such Person for repayment of such Indebtedness.

“Register” is defined in Section 9.13(c).

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharge, injecting, escaping, leaching, migration, dumping or disposing of Hazardous Materials (including abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Remedial Action” means all actions required under applicable Environmental Laws to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or otherwise required pursuant to 42 U.S.C. 9601.

“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Loans, a Notice of Advance, Notice of Continuation or Notice of Conversion.

“Required Lenders” means (a) Lenders (other than Defaulting Lenders but including Deutsche Bank) holding an aggregate Pro Rata Share of more than fifty percent (50%) of the aggregate Commitments of all Lenders (other than Defaulting Lenders but including Deutsche Bank); or (b) at any time that the Available Loan Amount is zero (0), Lenders (other than Defaulting Lenders but including Deutsche Bank) owed an aggregate Pro Rata Share of more than fifty percent (50%) of the Principal Obligation outstanding and payable to all Lenders (other than Defaulting Lenders but including Deutsche Bank) at such time.

“Responsible Officer” means, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer, vice president, treasurer, or controller of such Person, such other officer of such Person as may be separately certified to Administrative Agent by another Responsible Officer of such Person, or such other individual as is approved pursuant to a resolution of the Board of Directors of such Person delivered to Administrative Agent.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Internal Revenue Code.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission or any successor or similar Governmental Authority.

“Security Agreement” means the Subscription Agreement Pledge and Security Agreement, dated as of the date hereof, substantially in the form of Exhibit 2.21(a)-1 attached hereto, executed and delivered by Borrower to Administrative Agent on trust for the benefit of Administrative Agent and Lenders, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time in accordance with the terms thereof.

“Security Documents” means, collectively, the Security Agreement, the Cash Collateral Agreement (Collateral Account), the Account Control Agreement and all UCC financing statements required by this Agreement, together with all other documents and instruments from time to time executed and delivered in connection therewith as required hereunder, each as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto.

“Shares” means shares of common stock of Borrower.

“Side Letter Agreements” means any letter agreements between Borrower and any Investor in connection with the admission of such Investor as a stockholder of Borrower, in addition to and as a supplement to, such Investor’s Subscription Agreement.

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Sponsor” of an ERISA Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established a Plan and is responsible for the maintenance of such Plan and, in the case of a Plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the Plan.

“Stated Maturity Date” means September 27, 2013.

“Subscription Agreement” means the subscription agreement executed by an Investor in connection with the subscription for Shares in Borrower, and “Subscription Agreements” means the plural thereof.

“Subsequent Investor” means any Person admitted by Borrower after the date hereof as a substitute or new Investor (whether due to a Transfer by an existing Investor or otherwise) in accordance with the terms of the Subscription Agreements.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, the margin amount required by the counterparty thereto from time to time pursuant to the terms thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Maximum Leverage Ratio” means at the date of determination, the quotient of: (a) the outstanding principal balance of debt obligations as shown on Borrower’s most recent quarterly balance sheet (including the Obligations and the Permitted Other Indebtedness), determined in accordance with GAAP, as adjusted pro forma for any proposed debt incurrence and any other incurrence or paydown of debt obligations subsequent to the last quarter end; divided by (b) the value of the Investments (including cash and cash equivalents) as shown on its balance sheet, determined in accordance with GAAP, as adjusted pro forma for any assets acquired with the proceeds of the proposed debt incurrence and any other investment acquisitions or dispositions subsequent to the last quarter end.

“Transactions” means the execution, delivery and performance by Borrower of the Loan Documents the establishment of the credit facilities hereunder, the borrowing of Loans, the use of the proceeds thereof, the granting of Liens in the Collateral under the Loan Documents.

“Transfer” is defined in Section 5.10(b).

“Type of Loan” means any type of Loan (i.e., a Prime Rate Loan or LIBOR Loan).

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“Unfunded Capital Commitment” means the sum (without duplication) of the Unused Capital Commitments.

“Unused Capital Commitment” with respect to any Investor, has the meaning given thereto in the applicable Subscription Agreement (as in effect on the date hereof).

“Unused Commitment Fee” means (a) if the Average Unused Amount is greater than fifty percent (50%) of the Maximum Commitment, 0.75% per annum, (b) if the Average Unused Amount is greater than twenty five percent (25%) of the Maximum Commitment but less than or equal to fifty percent (50%) of the Maximum Commitment, 0.50% per annum or (c) if the Average Unused Amount is equal to twenty five percent (25%) or less of the Maximum Commitment, 0.375% per annum.

“Unsecured Recourse Indebtedness” means Indebtedness of Borrower that is not Fully Secured Debt which is Recourse Indebtedness and has a maturity date not earlier than the Stated Maturity Date.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined in such other document.

(b) Defined terms used in the singular shall import the plural and vice versa.

(c) The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(d) Section, Exhibit and Schedule references are to the Loan Document in which such reference appears unless otherwise specified.

(e) The term “including” is by way of example and not limitation.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3 Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

Section 1.4 Currency. All monetary calculations shall be in Dollars.

Section 1.5 Changes in GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Borrower shall be given effect for purposes of measuring compliance with any provision of any covenant in this Agreement or Event of Default unless the Borrower, Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

SECTION 2

LOANS

Section 2.1 The Commitment.

(a) Committed Amount. Subject to the terms and conditions herein set forth, Lenders agree, during the Availability Period to extend to Borrower a revolving line of credit as more fully set forth in Section 2.2.

(b) Limitation on Credit Extensions. Notwithstanding anything to the contrary herein contained, Lenders shall not be required to fund any Borrowing hereunder if the conditions of Section 6.2 are not satisfied. Unless previously terminated or reduced to zero, the Commitments shall terminate on the Maturity Date.

(c) Exclusion Events. If any of the following events (each, an “Exclusion Event”) shall occur with respect to any Investor or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Investor, then the Unfunded Capital Commitment of such Investor shall no longer be included in the calculation of the Borrowing Base until such time as all such Exclusion Events affecting such Investor have been cured and such Investor has been approved by the Administrative Agent, at the direction of the Required Lenders in their reasonable discretion for inclusion in the Borrowing Base calculation:

(i) such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervener, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or generally fail to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition seeking reorganization or an arrangement with creditors or taking advantage of any Debtor Relief Laws; or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding;

(ii) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor’s, Responsible Party’s or Credit Provider’s, as applicable) reorganization or appointing a receiver, custodian, trustee, intervener, or liquidator of such Person or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days;

(iii) Borrower shall terminate or excuse an Investor’s obligations to make Capital Contributions to Borrower pursuant to its Unused Capital Commitment;

(iv) any Investor that shall commence a material legal action, suit or other litigation against Borrower or Investment Adviser and such action remains pending; provided, the foregoing shall not constitute an Exclusion Event if the Administrative Agent reasonably determines that such action, suit or other litigation is not reasonably likely to result in a failure by such Investor to fund its Unused Capital Commitment;

(v) any final judgment(s) for the payment of money which in the aggregate (excluding amounts covered by insurance applicable to such judgment to the extent the relevant independent third party insurer has not denied or repudiated coverage therefor) exceed fifteen percent (15%) of the net worth of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall be rendered against such Person, and such judgment or judgments shall not be satisfied, discharged, paid or bonded in full or stayed at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; provided, the foregoing shall not constitute an Exclusion Event if the Required Lenders determine that such judgment(s) is not reasonably likely to result in a failure of such Investor to fund its Unused Capital Commitment;

(vi) any representation or warranty made under the Subscription Agreement executed by such Investor shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such misrepresentation is reasonably likely to result in failure by such Investor to fund its Unused Capital Commitment;

(vii) any circumstances which materially adversely affects the ability of an Investor to fund its Unused Capital Commitment;

(viii) such Investor becomes a Defaulting Subscriber;

(ix) such Other Investor fails to maintain a net worth at the end of each fiscal year of such Investor of at least 75% of the net worth of such Other Investor at the end of the fiscal year which ended immediately prior to such Other Investor becoming an Investor; provided, the foregoing shall not constitute an Exclusion Event if the Required Lenders determine that such failure is not reasonably likely to result in a failure of such Investor to fund its Unused Capital Commitment; or

(x) Borrower fails to deliver to Administrative Agent reports with respect to such Investor as required pursuant to this Agreement.

(d) Accordion. Borrower may, from time to time, but not more than on two (2) occasions within the twelve (12) months following the Closing Date, request by a notice to Administrative Agent in substantially the form of Exhibit 2.1(d) (an “Accordion Request”) delivered in writing or via telecopy, that Lenders provide an increase in the Maximum Commitment in a principal amount of up to $100,000,000 (and not less than $20,000,000 for each request) (each such increase an “Accordion Amount”) such that the Maximum Commitment following all such increases shall not exceed, in the aggregate, $250,000,000. If no Event of Default is then continuing, then Administrative Agent shall disclose the Accordion Request to Lenders and each Lender, in its sole and absolute discretion, shall have the right to provide an increase in its Commitment that is equal to its Pro Rata Share multiplied by the Accordion Amount set forth in such Accordion Request. If any Lender does not wish to provide its Pro Rata Share of the Accordion Amount, or any portion thereof, then each other Lender shall have the right to provide an additional Accordion Amount in an amount equal to the Pro Rata Share of the Accordion Amount not being provided by such Lender as determined by the Administrative

Agent. Such process shall continue until the entire Accordion Amount is divided among the Lenders. If the entire Accordion Amount is not absorbed by the other Lenders within ten (10) Business Days from the date of the Accordion Request, then Administrative Agent will inform Borrower of the amount of the Accordion Amount that Lenders are willing to provide, and Borrower will have the right to accept such lesser Accordion Amount, cancel the Accordion Request or find additional Persons who are willing to act as Lenders that are acceptable to Administrative Agent in Administrative Agent’s sole discretion. Any such other Persons providing all or a portion of the Accordion Amount shall be deemed to be Lenders hereunder upon execution of the Accordion Request. Once Administrative Agent, Lenders and Borrower agree on the amount of the Accordion Amount and each Lender’s portion of the Accordion Amount thereunder, Administrative Agent shall complete Schedule I to the Accordion Request and each Lender or other Person providing a portion of the Accordion Amount shall countersign the Accordion Request. Upon full execution of the Accordion Request, Administrative Agent and Borrower shall establish the effective date of the Accordion Amount (the “Accordion Increase Date”). On the Accordion Increase Date, provided that no Event of Default has occurred and is continuing, or would occur by virtue of the Accordion Increase, Borrower shall (i) execute and deliver an amended and restated Note to each Lender or a new Note to such other Person that has executed the Accordion Request, each in the amount of such Lender’s or other Person’s new Commitment, and (ii) pay to Administrative Agent the fee due and payable under Section 2.13(c). In addition thereto, on each Accordion Increase Date, Borrower shall, as a condition of the requested Accordion Increase, satisfy the conditions precedent set forth in Section 6.3 as of each Accordion Increase Date. On each Accordion Increase Date, the Maximum Commitment shall be the sum of the Maximum Commitment in effect immediately prior to the Accordion Increase Date, plus the Accordion Amount set forth in Schedule I to the Accordion Request.

Section 2.2 Revolving Credit Commitment. Subject to the terms and conditions herein set forth, Lenders agree, on any Business Day during the Availability Period, to make Loans to Borrower at any time and from time to time in an aggregate principal amount up to each Lender’s Commitment at any such time; provided, however, that, after making any such Loans: (a) such Lender’s Pro Rata Share of the Principal Obligation would not exceed such Lender’s Commitment as of such date; and (b) the Principal Obligation would not exceed the Available Loan Amount. Subject to the foregoing limitations, and the conditions set forth in Section 6 hereof, Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2 shall be made by Lenders in proportion to each Lender’s Pro Rata Share of the Available Loan Amount.

Section 2.3 Borrowings, Conversions and Continuations of Loans.

(a) Request for Borrowing; Conversions and Continuations. Each Borrowing shall be made upon Borrower’s irrevocable written notice to Administrative Agent, which notice (which includes a calculation of the Borrowing Base) shall be substantially in the form of Exhibit 2.3(a) attached hereto (each, a “Notice of Advance”). Each such Notice of Advance must be received by Administrative Agent not later than (i) 5:00 p.m. at least three (3) Business Days prior to the requested date of any Borrowing of LIBOR Loans (provided, the initial Borrowing hereunder may be requested one (1) Business Day prior to the Closing Date); and (ii) 2:00 p.m. on the same Business Day of the requested date of any Borrowing of Prime Rate Loans, and shall be appropriately completed and signed by two (2) Responsible Officers of Borrower. If, with respect to a maturing LIBOR Loan, Borrower shall fail to deliver a Notice of Continuation or Notice of Conversion in accordance with Section 2.3(d), Borrower will be deemed to have requested a new LIBOR Loan with a one (1) month Interest Period in the same principal amount as the maturing LIBOR Loan. If Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Notice of Advance, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Administrative Agent Notification of Lenders. Following receipt of a Notice of Advance, Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion of LIBOR Loans pursuant to the preceding subsection.

(c) Maximum LIBOR Loans. Notwithstanding anything to the contrary contained herein, no more than six (6) LIBOR Loans shall be outstanding at any one time during the Availability Period.

(d) Conversions and Continuations of Loans.

(i) Borrower shall have the right, with respect to: (A) any Prime Rate Loan to convert such Prime Rate Loan to a LIBOR Loan (the date of conversion being the “LIBOR Conversion Date”); and (B) any LIBOR Loan to convert such LIBOR Loan to a Prime Rate Loan (the date of conversion, a “Prime Rate Conversion Date”), (provided, however, that Borrower shall, on such Prime Rate Conversion Date, make the payments required by Section 2.19, if any); in either case, by giving Administrative Agent written notice substantially in the form of Exhibit 2.3(d) attached hereto appropriately completed and signed by a Responsible Officer of Borrower (a “Notice of Conversion”) of such selection no later than: (x) 5:00 p.m. at least three (3) Business Days prior to such LIBOR Conversion Date; or (y) 2:00 p.m. at least one (1) Business Day prior to such Prime Rate Conversion Date. Each Notice of Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent.

(ii) No later than 5:00 p.m. at least (x) three (3) Business Days prior to the termination of an Interest Period related to a LIBOR Loan, Borrower shall give Lender written notice in substantially the form of Exhibit 2.3(d) attached hereto appropriately completed and signed by a Responsible Officer of Borrower (the “Notice of Continuation”) whether it desires to continue such LIBOR Loan and shall designate the Interest Option which shall be applicable to such continuation upon the expiration of such Interest Period. Each Notice of Continuation shall be irrevocable and effective upon notification thereof.

(iii) Except as otherwise provided herein, a LIBOR Loan may be continued only on the last day of an Interest Period for such LIBOR Loan. During the existence of an Event of Default, Required Lenders may refuse to continue, or convert Loans into LIBOR Loans.

Section 2.4 Minimum Loan Amounts. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount that is an integral multiple of $100,000 and not less than $500,000, and each Borrowing of, conversion to or continuation of Prime Rate Loans shall be in an amount that is an integral multiple of $100,000 and is not less than $200,000; provided, however, that a Prime Rate Loan may be in an aggregate amount that is equal to the Available Loan.

Section 2.5 Funding. Each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to Administrative Agent at Administrative Agent’s Office for the account of Borrower no later than 12:00 Noon on the borrowing date in immediately available funds, and upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall promptly deposit such proceeds in immediately available funds in Borrower’s Demand Deposit Account at Administrative Agent, and shall, no later than 1:00 p.m., wire transfer such funds therefrom as may be further requested by Borrower. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to Administrative Agent on the applicable borrowing date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to Administrative Agent on the applicable borrowing date, then Administrative Agent may recover the applicable amount on demand: (a) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from such Lender; or (b) if a Lender fails to pay its amount upon Administrative Agent’s demand, then from Borrower, within thirteen (13) Business Days after Administrative Agent’s demand, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Each Lender hereunder shall be liable to Borrower only for the amount of its respective Commitment.

Section 2.6 Interest; Payment of Interest.

(a) Interest Rate; Interest Payment Dates. Subject to the provisions of subparagraph (b) below: (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin; and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin. Accrued and unpaid interest (A) on the Loans shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date, and (B) on any obligation of Borrower hereunder on which Borrower is in default shall be due and payable at any time and from time to time following such default upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment.

(b) Past Due Amounts. If any principal of, or interest on, the Loans is not paid when due, then (in lieu of the interest rate provided in Section 2.6(a)) such past due principal and interest on the Loans shall bear interest at the Default Rate, from the date it was due to, but excluding, the date it is paid.

(c) Determination of Rate. Each change in the rate of interest for any Borrowing shall become effective, without prior notice to Borrower, automatically as of the opening of business of Administrative Agent on the date of said change. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR by Administrative Agent shall be conclusive in the absence of demonstrable error. At any time that Prime Rate Loans are outstanding, Administrative Agent shall notify Borrower and Lenders of any change in the Prime Rate promptly following the public announcement of such change.

(d) No Setoff, Deductions, etc. All payments of interest shall be made without any deduction, abatement, set-off or counterclaim whatsoever, the rights to which are specifically waived by Borrower.

Section 2.7 Notes. The Loans to be made by Lenders to Borrower hereunder need not be and shall not be, unless otherwise requested by a Lender, evidenced by the promissory notes of Borrower. In the event that a Lender requests a Note, such Note shall: (a) be in the amount of the applicable Lender’s Commitment; (b) be payable to such Lender at Administrative Agent’s Office; (c) bear interest in accordance with Section 2.6; (d) be in substantially the forms of Exhibit 2.7(i) attached hereto (with blanks appropriately completed in conformity herewith); and (e) be made by Borrower. Borrower agrees, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section 9.13, in renewal of and substitution for the Note previously issued by Borrower to the affected Lender.

Section 2.8 Maturity Date; Payment of Obligations. The principal amount of the Loans outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, together with all other charges, fees, expenses and other sums due and owing hereunder and under any other Loan Document.

Section 2.9 Payments of Principal and Prepayments; Mandatory Prepayments.

(a) Payments on the Notes; Payments Generally. No principal amortization is required hereunder. The unpaid principal amount of each Loan shall be due and payable on the Maturity Date, as provided in Section 2.8. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by

Administrative Agent on the next Business Day following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Pro Rata Share (or other applicable share as provided herein) of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to such Lender. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments made on the Obligations shall be credited, to the extent of the amount thereof is less than the full amount due on the date of receipt by Administrative Agent of such funds, in the following manner: (i) first, against all costs, expenses and other fees (including Attorney Costs) arising under the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (iii) third, against all principal due and owing on the Obligations as of the date of such payment; and (iv) fourth, to all other amounts constituting any portion of the Obligations. Any payment applied to principal of the Obligations under the preceding sentence shall be applied first to Prime Rate Loans then outstanding until all Prime Rate Loans have been paid in full and shall then be applied to LIBOR Loans subject to the Interest Periods next maturing until the entire amount of such payment has been applied.

(b) Voluntary Prepayments. Borrower may, upon notice to Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (i) such notice must be received by Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Loans; and (B) on the date of prepayment of Prime Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Prime Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Borrower , Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Maximum Commitment as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.19.

(c) Mandatory Prepayment.

(i) Excess Loans Outstanding. If, on any day, the Principal Obligation exceeds the Available Loan Amount (including, without limitation, as a result of an Exclusion Event), then Borrower shall pay such excess to Administrative Agent, for the benefit of Lenders, in immediately available funds within (A) two (2) Business Days of such date, to the extent funds are available in the Collateral Account or any other account maintained by Borrower with Deutsche Bank or the Account Bank or (b) fifteen (15) Business Days of such date, to the extent Borrower must make a Capital Call to fund such payment.

(ii) Application of Prepayments. Each prepayment of principal of Loans by Borrower shall be made to the Administrative Agent for the benefit of the applicable Lenders, pro rata in accordance with the respective unpaid principal amounts of the Loans held by such Lenders and each payment of interest on Loans by Borrower shall be made to the Administrative Agent, for the benefit of the applicable Lenders, pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders.

Section 2.10 Reduction or Early Termination of Commitment. So long as no Request for Credit Extension is outstanding, Borrower may terminate or reduce the Maximum Commitment, by giving prior irrevocable written notice to Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrower in such notice): (a) in the case of complete termination of the Maximum Commitment, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 2.9, or (b) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligation exceeds the reduced Available Loan Amount resulting from such reduction, including, without limitation, payment of all interest accrued on such prepaid amount, in accordance with the terms of Section 2.9; provided that a notice of termination of the Maximum Commitment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by written notice to Administrative Agent prior to 9:00 a.m. on the specified effective date) if such condition is not satisfied (subject to payment by Borrower of Administrative Agent’s and Lenders’ reasonable expenses incurred in connection with such proposed termination). Notwithstanding the foregoing: (A) any reduction of the Maximum Commitment shall be in an amount equal to or greater than $5,000,000; and (B) in no event shall a reduction by Borrower reduce the Maximum Commitment to $10,000,000 or less (except for a termination of the Maximum Commitment). Promptly after receipt of any notice of reduction or termination, Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of Lenders on a pro rata basis.

Section 2.11 Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any LIBOR Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Prime Rate Loan; and (c) change its Lending Office from time to time by notice in writing to Borrower. In such event, such Lender shall continue to hold any Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of such Lender’s Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5. Notwithstanding anything to the contrary in the foregoing, if a Lender changes its applicable Lending Office (other than pursuant to Section 2.15(h) or Section 2.18(e)) and the effect of such change, as of the date of such change, would be to cause Borrower to become obligated to pay any additional amount under Sections 2.15 or 2.18, Borrower shall not be obligated to pay such additional amount.

Section 2.12 Use of Proceeds. The proceeds of the Credit Extensions shall be used to finance various Investments and Expenses (all of which Borrower represent and warrant to Administrative Agent and Lenders, are available for repayment by the Capital Contributions under the Subscription Agreements) and for other purposes permitted by the Subscription Agreements and Section 4.8 hereof. Administrative Agent and Lenders shall have no liability, obligation, or responsibility whatsoever with respect to Borrower’s use of the proceeds of the Credit Extensions, and Administrative Agent, Lenders shall not be obligated to determine whether or not Borrower’s use of the proceeds of the Credit Extensions are for purposes permitted under the Subscription Agreements or Organizational Documents. Nothing, including, without limitation, any Borrowing, or any conversion or continuation thereof, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders as to whether any Investment or use of proceeds by Borrower is permitted by the terms of the Subscription Agreements.

Section 2.13 Certain Fees.

(a) Facility Fee. Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a fee in consideration of establishing and maintaining the Maximum Commitment in the aggregate amount of seventy five (75) basis points (0.75%) of the Maximum Commitment (the “Facility Fee”), which Facility Fee is due and payable on the Closing Date. Such Facility Fee shall be deemed earned and nonrefundable whether or not any Loans are made and notwithstanding any subsequent reduction or termination of the Maximum Commitment.

(b) Unused Commitment Fee. Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, an unused commitment fee on a calendar quarterly basis on the average daily amount by which the Maximum Commitment then in effect exceeds the Principal Obligation (the “Average Unused Amount”), at the applicable Unused Commitment Fee, payable in arrears on the tenth (10th) Business Day of the month immediately following each calendar quarterly period during the term hereof and, if earlier, on the Maturity Date. Borrower and Lenders acknowledge and agree that the Unused Commitment Fee payable hereunder is a bona fide unused commitment fee and is intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

(c) Accordion Facility Fee. In connection with each Accordion Request, Borrower shall pay a nonrefundable fee (the “Accordion Fee”) to Administrative Agent, for the benefit of each Lender participating in each Accordion Request in an amount to be agreed upon in connection with such Accordion Request. The Accordion Fee shall be deemed fully earned when paid, regardless of whether or not any Loan is disbursed in whole or in part.

Section 2.14 Computation of Interest and Fees. Interest on Loans and fees shall be made on the basis of a 360-day year for the actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), except that interest computed by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 9.16, bear interest for one day.

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by Borrower or on account of any Obligation hereunder or under any other Loan Document shall, except as required by law, be made free and clear of and without reduction or withholding for any Indemnified Taxes or (without duplication) Other Taxes; provided, that if Borrower shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions with respect to any Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 2.15) Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subparagraph (a) immediately above, Borrower shall, without duplication, timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower. Borrower shall indemnify Administrative Agent or the applicable Lender, as the case may be, within fifteen (15) days after written demand setting forth the amount and the reasons in reasonable detail therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than those incurred because of the gross negligence or willful misconduct of Administrative Agent of the applicable Lender. Administrative Agent or any Lender making an indemnity claim pursuant to this Section 2.15(c) shall deliver to Borrower, a certificate (prepared in good faith) setting forth the amount of such payment or liability and the reasons therefor in reasonable detail, and such certificate shall be conclusive absent demonstrable error.

(d) Evidence of Payments. Within thirty (30) days after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent, at its address referred to in Section 9.8 of this Agreement, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Status of Lenders. To the extent a Lender (and, in the case of a pass-through entity, any of its beneficial owners) that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document, it shall (and, in the case of a pass-through entity, shall cause its beneficial owners to) (v) on or prior to the Closing Date in the case of each Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Lender becomes a Lender or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to Borrower and the Administrative Agent, and (z) from time to time as prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, (A) deliver to Borrower (with a copy to Administrative Agent) such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding and (B) complete any other necessary procedural formalities or provide any other necessary confirmations as will permit such payments to be made without withholding or at a reduced rate of withholding. If a payment made to a Foreign Lender hereunder would be subject to withholding tax imposed by FATCA, such Foreign Lender shall (and, in the case of a pass-through entity, shall cause its beneficial owners to) deliver to Borrower, at the time or times prescribed by law and at such time or times reasonably requested by Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(f) Tax Forms. Each Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient and including any required attachments) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower, but only if such Lender is legally entitled to do so), whichever of the following is applicable (and including any successor or additional forms required by the Internal Revenue Service or reasonably requested by the Borrower in order to secure an exemption from, or reduction in the rate of, U.S. withholding tax):

(i) duly completed copies of Internal Revenue Service Form W-8BEN, certifying that such Lender is not a United States person and claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or Form W-9;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code: (i) a certificate to the effect that such Foreign Lender is not: (1) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code; (2) a “10 percent shareholder” of a Borrower (or applicable Borrower Party) within the meaning of section 881(c)(3)(B) of the Internal Revenue Code; or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code; and (ii) two (2) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax or any other applicable withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(g) Treatment of Certain Refunds. If Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall promptly pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of out-of-pocket expenses incurred directly in respect of such refund of Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) net of all out-of-pocket expenses in respect of such refund of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Administrative Agent, any Lender, as the case may be, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than penalties, interest or charges attributable to gross negligence or willful misconduct of Administrative Agent or such Lender) to Administrative Agent, any Lender, as the case may be, in the event Administrative Agent or any Lender, as the case may be, is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any Lender, as the case may be, to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(h) Mitigation. Each Lender and Administrative Agent agrees that, upon the occurrence of any event giving rise to Borrower’s obligation to make a payment under this Section 2.15 with respect to such Lender or the Administrative Agent, it will, if requested by Borrower, use commercially reasonable efforts to mitigate the effect of any such event, including by completing and delivering or filing any tax related forms that would reduce or eliminate any additional amounts required to be deducted or withheld or paid by Borrower under this Section 2.15 and changing the jurisdiction of its applicable lending office if, in the reasonable judgment of Administrative Agent or Lender, as the case may be, the making of such a change (i) would avoid the need for, or reduce the amount of, any such amounts that would be payable or may thereafter accrue and (ii) would not be materially disadvantageous to its business or operations or would not require it to incur material additional costs (unless Borrower agrees to reimburse Administrative Agent or such Lender, as the case may be, for such reasonable incremental out-of-pocket costs thereof).

Section 2.16 Illegality. If any Lender reasonably determines that any Legal Requirement has made it unlawful for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to Borrower and Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Prime Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such determination no longer exist. Following receipt of such notice, all LIBOR Loans of such Lender shall be converted to Prime Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.17 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that: (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Loan; or (b) adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, Administrative Agent will promptly so notify Borrower. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which it agrees to do promptly upon such conditions ceasing to exist). Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans in the amount specified therein.

Section 2.18 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lenders (except any reserve requirement); or

(ii) impose on Lenders or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by Lenders;

and the result of any of the foregoing shall be to increase the cost to Lenders of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by Lenders hereunder (whether of principal, interest or any other amount), in each case by an amount which such Lender deems to be material, then, within fifteen (15) Business Days after receipt of written request by Lenders, Borrower will pay to Lenders such additional amount or amounts as will compensate Lenders for such additional costs incurred or reduction suffered, provided that, (i) no such additional amount or amounts are required to be paid by Borrower in respect of a Change in Law that results in the imposition, amendment or change in the application or basis of any Indemnified Taxes, Excluded Taxes or Other Taxes, such Taxes to be dealt with exclusively pursuant to Section 2.15 and (ii) in any such case, Borrower may elect to convert LIBOR Loans made by any such Lender hereunder to Prime Rate Loans by giving Administrative Agent at least one Business Day’s notice of such election, in which case Borrower shall promptly pay to such Lender, within fifteen (15) Business Days of receipt of such Lender’s demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Section 2.18(a) and such amounts, if any, as may be required pursuant to Section 2.19.

(b) Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), in each case by an amount deemed by such Lender to be material, then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender certifying (x) that one of the events described in subsection (a) or (b), as the case may be, has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost incurred or reduction suffered resulting from such event and (z) as to the additional amount or amounts demanded by such Lender and a reasonably detailed and documented explanation of the calculation thereof, and delivered to Borrower shall be conclusive absent demonstrable error. Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate any Lender pursuant to the foregoing provisions of this Section 2.18 for any increased costs incurred or reductions suffered more than four (4) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the four (4)- month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Mitigation. If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by Borrower pursuant to this Section 2.18, such Lender shall promptly notify Borrower and Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another Lending Office, or through another branch or an Affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur material additional costs (unless Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

Section 2.19 Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual documented loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such LIBOR Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by Borrower (for a reason other than the failure of any Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount notified by Borrower,

in the case of either (a) or (b) above, in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market.

Section 2.20 Demand Deposit Account. Borrower shall be required, during the term hereof, to maintain at Deutsche Bank Trust Company Americas, 345 Park Avenue, 14th Floor East, New York, New York 10154, a separate demand deposit account (each, a “Demand Deposit Account”), in accordance with standard account documents of Administrative Agent. On any date a payment is due hereunder, Borrower shall deposit into such Demand Deposit Account an amount equal to the difference, if any, between the amount contained therein and the amount due on such date. Borrower agrees that on the date each payment hereunder is due and owing hereunder, Administrative Agent is authorized to, and shall, debit the Demand Deposit Account of Borrower by the amount of the payment owed.

Section 2.21 Security and the Security Documents.

(a) Capital Commitments and Capital Calls. To secure performance by Borrower of the payment and performance of the Obligations, Borrower shall grant to Administrative Agent for the benefit of itself and Lenders, pursuant to the Security Documents, an exclusive, perfected, first priority security interest and Lien in and to the Collateral. In order to secure further the payment and performance of the Obligations and to effect and facilitate right of setoff, Administrative Agent shall be permitted, in accordance with the Security Documents, to make any Capital Calls upon the Investors pursuant to the terms of the applicable Subscription Agreements and this Agreement. Borrower shall execute and deliver to Administrative Agent the Security Agreement, substantially in the form of Exhibit 2.21(a)-1 hereto, the Cash Collateral Agreement (Collateral Account) substantially in the form of Exhibit 2.21(a)-2 hereto, and the Account Control Agreement (together with the Account Bank) substantially in the form of Exhibit 2.21(a)-3 hereto, subject to the requirements of subsection (e) of this Section 2.21. Nothing contained herein or in any other Loan Document shall be deemed to be a release, waiver, discharge or impairment of this Agreement or such other Loan Document or a release of any Collateral given or to be given to secure the Obligations under this Agreement or otherwise in connection herewith (other than a written waiver, release or amendment executed pursuant to the requirements of Section 9.1), or shall preclude Administrative Agent or Lenders from exercising their rights hereunder or under the Security Documents or exercising any power of sale contained therein in the case of the occurrence and continuance of any Event of Default hereunder or under any other Loan Document.

(b) No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that Administrative Agent does not undertake any duties, responsibilities, or liabilities with respect to Capital Calls or the proceeds thereof, other than to make such Capital Calls pursuant to a Capital Call Notice in compliance with the terms of the Organizational Documents of Borrower and any applicable Investor Documents. Administrative Agent shall not have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Borrower or any Investor. Administrative Agent has no duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.

(c) Capital Calls by Borrower. In order that Administrative Agent may monitor the Collateral and the Unfunded Capital Commitments, Borrower shall not issue any Capital Call Notice without delivering to Administrative Agent (which delivery may be via facsimile) promptly following delivery of such Capital Call Notice to any Investor (which shall in any event be within one (1) Business Day of delivery thereof), a schedule of such Capital Calls (in form reasonably satisfactory to Administrative Agent) showing the names of the Investors and the Capital Contribution being requested for each such Investor, and, upon Administrative Agent’s reasonable request, copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought; provided, it is understood that in connection with the delivery of any such information to Administrative Agent, Borrower need not describe any Investment and may redact any information relating thereto.

(d) Capital Call Notices. Solely upon the occurrence and during the continuance of an Event of Default, Administrative Agent, as more specifically set forth in the Security Documents, may make Capital Calls in accordance with the terms hereof and send out Capital Call Notices on behalf of Borrower.

(e) Agreement to Deliver Additional Collateral Documents. Borrower shall deliver such security agreements, financing statements, assignments, and other collateral documents, all of which shall be deemed part of the Security Documents, in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent acting on behalf of Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Lenders, first priority and exclusive security interests in any of the Collateral, together with other assurances of the enforceability and priority of the Liens thereon and assurances of due recording and documentation of the Security Documents or copies thereof, as Administrative Agent may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to the Security Documents. Notwithstanding anything herein to the contrary, unless the Account Control Agreement with JPMorgan Chase Bank, N.A. dated as of the Closing Date is amended by the parties thereto within forty-five (45) days of the Closing Date as required by Administrative Agent to incorporate provisions providing for a freeze of the Collateral Account upon receipt by JPMorgan Chase Bank, N.A., as Account Bank from Administrative Agent of a “Shifting Control Notice” prior to the “Effective Time” (as both such terms are defined therein), Borrower shall transfer the Collateral Account from JPMorgan Chase Bank, N.A. to Deutsche Bank, as Account Bank within ninety (90) days of the Closing Date, and the Blocked Account Control Agreement dated as of the Closing Date with JPMorgan Chase Bank, N.A. shall be terminated and replaced by an account control agreement among Administrative Agent, Borrower and Deutsche Bank, as the Account Bank, in form and substance acceptable to Administrative Agent.

(f) Collateral Accounts; Capital Calls. Borrower shall direct that all Investors wire-transfer to the Collateral Account, or to such other accounts as are agreed by Administrative Agent and Borrower, all monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Commitments are called pursuant to the Capital Call Notices. In addition, Borrower shall, upon receipt, deposit in the applicable Collateral Account described above any payments and monies that Borrower receives directly from any Investor as Capital Contributions.

(g) Acknowledgment Letters. Borrower shall provide an Acknowledgment Letter duly executed by each Eligible Investor (and in respect of any Subsequent Investor that is an Eligible Investor shall provide duly executed by such Subsequent Investor), substantially in the form attached hereto as Exhibit 2.21(g)-1. Borrower shall provide notice to each Investor that is not an Eligible Investor of the grant by Borrower of security interests granted pursuant to the Security Documents, which notice may be made by Borrower pursuant to disclosure thereof in Borrower’s next relevant SEC filings to be made following the Closing Date.

(h) Rights under Organizational Documents. Except as permitted in Section 5.10 hereof, Borrower agrees that until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full in cash, (i) Borrower hereby irrevocably waives and agrees not to assert against Administrative Agent or any Lender or avail itself of the use of (A) any provision of Borrower’s Organizational Documents or any Subscription Agreement that would permit Borrower to waive, cancel, release or terminate, in whole or in part, the Unfunded Capital Commitments; or (B) any discretionary provision of Borrower’s Organizational Documents or any Subscription Agreement that would permit the Investors or any other Persons to limit calls for payment of Unfunded Capital

Commitments; (ii) Administrative Agent or any Lender shall be entitled to the benefit of Borrower’s Organizational Documents and the Subscription Agreements to the extent that such documents set forth rights or remedies in respect of Unfunded Capital Commitments.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans, Borrower represents and warrants to Administrative Agent and Lenders that:

Section 3.1 Organization and Good Standing of Borrower and Investment Adviser.

(a) Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority, and has obtained all governmental licenses, authorizations, consents and approvals required, to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing could reasonably be expected to have a Material Adverse Effect.

(b) The Investment Adviser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company powers, and has obtained all governmental licenses, authorizations, consents and approvals required, to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing could reasonably be expected to have a Material Adverse Effect.

(c) Each Subsidiary of Borrower whose assets are material to the assets of Borrower and its Subsidiaries as a whole (a “Material Subsidiary”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company (as the case may be) power and authority, and has obtained all governmental licenses, authorizations, consents and approvals required, to own its property and assets to carry on its business as now conducted except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing could reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization and Power. The Transactions are within the power and authority of Borrower. Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party. All necessary action on the part of Borrower has been taken (including, if required, by partners, directors, stockholders, managers, or members, as applicable) to authorize the Transactions. Borrower has duly executed and delivered each Loan Document to which it is a party or which it has executed in a representative capacity on behalf of another party, and each such Loan Document constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws, or general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 3.3 No Conflicts or Consents. Neither the execution, delivery or performance by or on behalf of Borrower of the Loan Documents, nor compliance by Borrower with the terms and provisions of any Loan Document to which it is a party, as the case may be, nor the consummation by it of the transactions contemplated by the Loan Documents (including the borrowing of the Loans hereunder), (a) will contravene in any material respect any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict in any material respect with or result in any breach of, any material terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except a Lien arising pursuant to the Loan Documents in favor of the Administrative Agent or Lenders) upon any of the property or assets of Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other material agreement or instrument, including any Subscription Agreement or any Organizational Document, to which Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or give rise to a right thereunder to require any payment to be made by Borrower, to the extent that any of the foregoing could reasonably be expected to have a Material Adverse Effect, or (c) will contravene or cause a default under Borrower’s Organizational Documents.

Section 3.4 Priority of Liens; Transfers. (i) The Security Documents create, as security for the Obligations, valid and enforceable, perfected first priority security interests in and Liens on all of the Collateral in favor of the Administrative Agent as agent for the benefit of Lenders, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, (ii) such security interests in and Liens on such Collateral are superior to and prior to the rights of all third parties in such Collateral, (iii) each Lien in favor of the Administrative Agent referred to in this Section is and shall be the sole and exclusive Lien on the Collateral subject thereto, (iv) Borrower has not granted or created (and has not authorized any other Person to grant or create) any other Liens on any such Collateral, whether junior, equal or superior in priority to the Liens created by the Loan Documents (other than Liens in an Investor’s interest in Borrower arising under the Investor’s Subscription Agreement securing in favor of Borrower the Unfunded Capital Commitment obligations of such Investor), and (v) Borrower has not given its consent to any such Investor’s grant of a security interest in, or other encumbrance of, such Investor’s interest in Borrower (other than the Liens referred to in the preceding clause). As of the Closing Date, Borrower has not given its consent to any Investor’s Transfer of all or any portion of any Investor’s Unfunded Capital Commitment.

Section 3.5 Financial Condition. Borrower has delivered to Administrative Agent copies of its financial statements, including, without limitation, its balance sheet and statement of cash flows, dated as of [June 30], 2011, and the related statements of income (if any); such financial statements fairly present in all material respects the financial condition of Borrower as of such date and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnote disclosure). Since the date thereof, there has been no change that could reasonably likely have a Material Adverse Effect.

Section 3.6 Full Disclosure. All information heretofore furnished by Borrower to Administrative Agent or any Lender in writing for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Administrative Agent or any Lender will be, true and accurate in all material respects when taken as a whole on the date as of which such information is stated or deemed stated, and did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading as of the date such information was furnished to the Administrative Agent or any Lender and as of the Closing Date.

Section 3.7 No Default. No Potential Default or Event of Default has occurred and is continuing. There is no default by Borrower under any Organizational Document of Borrower or by Borrower under any Subscription Agreement that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any of its Organizational Documents or any indenture, agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, the existence of which default, individually or in the aggregate, could reasonably be expected to confer any rescission remedy in respect of any Investor’s Subscription Agreement (without, for this purpose, giving effect to any waivers of defenses by such Investor), or otherwise result in a Material Adverse Effect. No Investor is in default in payment of its Capital Commitment or in any other material respect beyond any applicable grace period under or with respect to any Subscription.

Section 3.8 No Litigation.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document, any Subscription Agreement, the offering or sale of interests in Borrower, any Organizational Document of Borrower or the Transactions or the use of proceeds of the Facility.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability or (iii) has not received notice of any claim with respect to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.9 Taxes. Borrower has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Chief Executive Office; Records. The jurisdiction of organization, principal office, chief executive office and principal place of business of Borrower is located as specified in Schedule 3.10.

Section 3.11 ERISA Compliance.

(a) Except as would not constitute or reasonably be expected to result in a Material Adverse Effect, (i) to the extent that Borrower’s assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, nor the Investment Adviser (or any successor investment adviser of Borrower) has effectuated any transaction that directly or indirectly has caused or shall cause a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code, and (ii) to the extent that Borrower’s assets constitute “plan assets” which are subject to Title I of ERISA, Borrower has operated in accordance with the requirements of Title I of ERISA.

(b) Borrower has not taken any action, or omitted to take any action, which, assuming compliance with the terms of any agreement applicable to it, has given rise to or could give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A)-(D) of the Internal Revenue Code or Section 406(a) of ERISA) (or, with respect to any Governmental Plan Investor, under any similar Legal Requirement) that could reasonably be expected to subject any Lender to any material tax or material penalty on prohibited transactions imposed under Section 406(a) of ERISA, Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA (or, with respect to any Governmental Plan Investor, such other Legal Requirement).

(c) To the extent applicable and necessary, assuming compliance with the terms of the agreements applicable to it, each Loan being made by the Lenders pursuant to this Agreement and the transactions contemplated hereunder qualify, or will qualify at such time that a Loan would otherwise constitute a prohibited transaction under Section 4975(c)(1)(A)-(D) of the Internal Revenue Code or Section 406(a) of ERISA, for a prohibited transaction exemption under at least one of the exemptions contained in: (i) Section 408(b) of ERISA; (ii) a prohibited transaction class exemption issued by the United States Department of Labor, including, without limitation, the prohibited transaction class exemption set forth in PTE 84-14, 49 Federal Register 9494, as amended; or (iii) any other applicable exemption.

Section 3.12 Compliance with Legal Requirements. Borrower is in compliance with all Legal Requirements applicable to it or its property, including all building and zoning ordinances and codes, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.13 Structure. The sole investment adviser of Borrower is Investment Adviser. The Advisory Agreements remain in full force and effect and constitute the legally binding, valid and enforceable obligations of Borrower. The Commitment Period Termination Date has not yet occurred, nor has any event which, with the giving of notice or lapse of time, would constitute the Commitment Period Termination Date or any other acceleration event, occurred. The contractual term of Borrower shall extend beyond the date of satisfaction of all Obligations of Borrower.

Section 3.14 Capital Commitments and Contributions.

(a) Borrower has delivered to Administrative Agent in Borrower’s Closing Certificate required under Section 6.1(i) hereof, information setting forth, individually in respect of each Investor and in the aggregate for all of the Investors, (i) the amount of such Investor’s (A) “Capital Commitment” as such term is defined in the applicable Subscription Agreement as in effect on the date hereof, (B) Unused Capital Commitment, (ii) the aggregate amount of (A) any Capital Calls made to such Investor, (B) any Capital Calls that have been paid by such Investor and (C) any Capital Calls made to such Investor that remain to be paid, indicating separately which such Capital Calls are past due and which are not, in each case under this clause (ii) indicating whether such Capital Call was for payment of such Investor’s “Capital Commitment” as such term is defined in the applicable Subscription Agreement as in effect on the date hereof. The Closing Certificate also indicates which Investors, if any, to the knowledge of Borrower are (i) organized under the laws of any jurisdiction other than the United States of America or any state thereof (and, if so, the jurisdiction of organization and of the current legal domicile of such Investor) or (ii) a Governmental Authority or an instrumentality of a Governmental Authority or majority owned by a Governmental Authority or otherwise entitled to any sovereign or other immunity in respect of itself, its property or any litigation in any jurisdiction, court, or venue. A copy of the Subscription Agreement of each Investor in the form accepted by Borrower has been furnished to the Administrative Agent (including any Side Letter Agreement between any Investor and Borrower), each of which is in the form previously furnished to the Administrative Agent except for the completion of blank spaces, the date and the name of the Investor. No Side Letter Agreement or other agreement between Borrower and any Investor, if treated as an amendment of the Subscription Agreement of any Investor as constituted without giving effect to such Side Letter Agreement, would result in any of the changes or other effects prohibited under Section 5.1.

(b) The Ownership Interests for which Investors have subscribed pursuant to their Subscription Agreements have been issued in the full amount so subscribed as if fully paid by each such Investor upon acceptance of its subscription. No additional Ownership Interests or certificates representing the same will be issued in respect of any Investor’s Capital Commitment.

(c) Borrower has the authority under the relevant Organizational Documents of Borrower or the Subscription Agreements or otherwise, acting alone and without consent of any other Person, to call for payments in respect of the Unfunded Capital Commitments of any Investor. Each Person by which action must be taken, or the consent or approval of which is required, in order to call for payments in respect of the Unfunded Capital Commitments of any Investor, is a party to this Agreement.

(d) Assuming that each Investor has duly executed and delivered its Subscription Agreement, the applicable Subscription Agreement and its Acknowledgment Letter and had all necessary power and authority to do so, then each Investor’s Subscription Agreement and its

Acknowledgment Letters constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to (i) Debtor Relief Laws with respect to, the Investor, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) The Ownership Interests in Borrower has been offered and sold in the manner and under the circumstances contemplated by the Private Placement Memorandum and the Subscription Agreements.

(f) To the best of Borrower’s knowledge, as of the Closing Date, and as of each later date on which a representation under this Section 3.14 is made or deemed made, no Investor has any defense, set-off, counterclaim, or other claim or right of any kind (collectively, a “Defense”) against its obligation to pay its Unfunded Capital Commitment upon call therefor, nor does there exist any circumstance that with or without the passage of time or the giving of notice would constitute such a Defense, except as may be disclosed on the certificate referred to in subsection (a) of this Section 3.14 or on a supplement thereto that has been delivered to the Administrative Agent.

(g) Borrower shall have received payment of at least 10% of the amount of the Capital Commitments as of August 31, 2011.

Section 3.15 Fiscal Year. The fiscal year of Borrower ends on each December 31.

Section 3.16 Margin Stock. No proceeds of any Credit Extension will be used to purchase or carry any Margin Stock in violation of Regulation U.

Section 3.17 Insurance. Borrower has, with respect to its properties and business, insurance covering risks, in amounts, with deductibles or other retention amounts, and with carriers, which meet the requirements of Section 4.10 hereof as of the Closing Date.

Section 3.18 Anti-Money Laundering. Borrower has conducted due diligence with respect to each Investor (each, a “Fund Party” and collectively, the “Fund Parties”) such that Borrower has formed a reasonable belief that Borrower knows the true identity of each applicable Fund Party. To Borrower’s knowledge, no applicable Fund Party’s funds used in connection with this transaction are derived from illegal or suspicious activities. To Borrower’s knowledge, none of the applicable Fund Party’s names are contained on any list of “Specially Designated Nationals” maintained by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), nor is the applicable Fund Party citizen or resident of a country where sanctions enforced by OFAC prohibit transactions with such citizens or residents, nor is the applicable Fund Party a person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or, to the Fund Party’s knowledge, is otherwise associated with any such person in any manner violative of such Section 2, or (iii) whose activities regarding this transaction are otherwise prohibited under any other OFAC regulation or OFAC-related executive order.

Section 3.19 Solvency. On the date hereof and after and giving effect to the Loans occurring on the date hereof or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to Borrower’s instructions, Borrower is and will be Solvent.

Section 3.20 No Setoff. Other than the statutory right of setoff provided by applicable Legal Requirements, to Borrower’s best knowledge, there exists no right of setoff, deduction or counterclaim on the part of Borrower against Administrative Agent, any Lender or any of their Affiliates.

Section 3.21 Subscription Facility, Duration of Investor Commitments. This Facility constitutes a financing under Section 2.02 of the Subscription Agreements and Lenders are entitled to the benefit of provisions thereof relating thereto. The Investors will remain obligated to honor calls for payment of Unfunded Capital Commitments to be used to discharge Obligations for a period ending not earlier than the discharge in full of the Obligations.

Section 3.22 Private Placement Memorandum. Prior to the date hereof, Borrower has delivered to Administrative Agent a true and correct copy of the Private Placement Memorandum.

Section 3.23 Investment Company Act.

(a) Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and intends to qualify as a RIC by filing an election to do so on the first filing of its tax return.

(b) The business and other activities of Borrower and its Subsidiaries, including the incurrence of the Loans hereunder, the application of the proceeds and repayment thereof by Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

SECTION 4

AFFIRMATIVE COVENANTS

So long as Lenders have any commitment to lend hereunder, and until payment in full of the Obligations, Borrower hereby agrees that, unless Administrative Agent on behalf of the Required Lenders shall otherwise consent in writing (unless the approval of Administrative Agent alone or a different percentage of Lenders is expressly permitted below):

Section 4.1 Financial Statements, Reports and Notices. Borrower shall deliver to Administrative Agent (except to the extent Borrower notifies Administrative Agent that such item has been filed with the SEC) the following:

(a) As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower audited financial statements of Borrower (with supporting schedules in form satisfactory to Administrative Agent), including a balance sheet of Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the related statements of operations, change in net assets, and cash flows for such fiscal year, setting forth in each case in comparative form (commencing with the first fiscal year for which Borrower had a corresponding prior fiscal period) the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a balance sheet of Borrower and its consolidated Subsidiaries as of the end of such quarter and the related statements of operations, changes in net assets, and cash flows for such quarter and for the portion of Borrower’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form (commencing with the first fiscal quarter for which Borrower had a corresponding quarter in the prior fiscal year) the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, together with supporting schedules in form reasonably satisfactory to Administrative Agent.

(c) At the times required for the delivery of each set of financial statements referred to in Section 4.1(a) or 4.1(b) and with each Borrowing, a certificate of a Responsible Officer of Borrower (the “Borrowing Base Certificate”) substantially in the form attached as Exhibit 4.1(c), (i) setting forth the respective Unused Capital Commitments of each Investor and a calculation of the Available Loan Amount (all as of the end of the most recently completed calendar quarter), (ii) specifying, to the Borrower’s actual knowledge, changes, if any, in the names or identities of Investors, (iii) certifying, to the actual knowledge of such Person, as to any Exclusion Event that has occurred with respect to any Eligible Investor, or to the effect that no such event has occurred, (iv) reporting any failure of an Investor to make (if such failure has not been cured within two (2) Business Days), or any change in its obligation to make, any Capital Contribution or any payment in respect thereof, or any similar change in the status of any Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), and specifying in each case the details thereof, including, in the case of such failure to make any Capital Contribution, the number of days such failure has been ongoing and (v) listing all Subsequent Investors who have not satisfied each of the requirements of Section 5.4, and reporting any changes of address for notices to Investors, changes in relative percentages of Capital Commitments of Investors, and any other changes in information relevant to giving any Capital Call Notice; provided that upon the reasonable request of Administrative Agent, Borrower shall deliver a Borrowing Base Certificate. Any representation or certification in connection with this Agreement as to the inclusion of a particular Eligible Investor in the Borrowing Base, including with respect to its credit rating and any Exclusion Event, will be made to the actual knowledge of the Borrower.

(d) Simultaneously with the delivery of each set of financial statements referred to in Section 4.1(a) or 4.1(b), a certificate of the individual performing the functions of chief financial officer or the chief accounting officer for Borrower substantially in the form attached as Exhibit 4.1(d) (a “Compliance Certificate”), (i) certifying (x) that such financial statements fairly present in all material respects the financial condition and the results of operations, change in net assets, and cash flows of Borrower and its consolidated Subsidiaries on the dates and for the periods indicated, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes, and (y) that such officer of Borrower, has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of Borrower during the period covered by such financial statements and that on the basis of such review of the Loan Documents, the Capital Commitments of the Investors, the use of the proceeds of the Loans and the business and condition of Borrower, to the actual knowledge of such officer, no Potential Default has occurred or, if any such Potential Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Credit Parties are taking or propose to take in respect thereof and (ii) providing detail as respects compliance with (or with respect to 7.1(o), no default under) Sections 4.14, 4.15, 5.8 and 7.1(o) including calculations with respect thereto and an updated schedule of all outstanding Permitted Other Indebtedness.

(e) A certificate of a Responsible Officer of Borrower, setting forth the details thereof and the action that the affected Person(s) is taking or proposes to take with respect thereto: (i) promptly and in any event within three (3) Business Days after Borrower or Investment Adviser obtains knowledge of any of the following events: (A) any Potential Default or Event of Default that is then continuing, (B) any litigation or governmental proceeding pending or threatened against or involving Borrower or Investment Adviser or (to the extent known to Borrower or Investment Adviser) any Subsidiary of Borrower, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (C) any payment default that is then continuing under any Material Indebtedness of Borrower, (D) any event of default or breach with respect to Permitted Other Indebtedness, which results in the right of the lender with respect thereto to accelerate or demand repayment thereof, or (E) any other event, act or condition which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (ii) promptly and in any event within two (2) Business Days after the occurrence of any of the following events as to an Investor or Investors (or their Sponsors, Responsible Parties or Credit Providers, as applicable) having aggregate Capital Commitments that are greater than five percent (5%) of Borrower’s aggregate Capital Commitments: (A) any failure to timely pay (such failure not being cured by the time of delivery of such certificate); or (B) any change in (or repudiation or assertion of any defense to) its obligation to make any payment in respect of such Investor’s Capital Commitment to Borrower or any such Investor or Investors becoming a “defaulting investor” or equivalent status in respect of its capital commitment to any other investment program sponsored by any Affiliate of Borrower or Investment Adviser, specifying in each case the details thereof.

(f) To the extent not otherwise provided hereunder, (x) promptly upon the sending thereof to Investors or filing with the SEC, copies of all financial statements, material reports, material notices and other material information relating to Borrower so sent, and (y) promptly upon the receipt thereof, copies of notices from the SEC or any other Governmental Authority with authority to regulate the Borrower of any investigation of, or action being instituted against, Borrower with respect to its financial condition or operations, or its compliance with any material Legal Requirement applicable to the material operation of its business.

(g) Promptly upon the receipt thereof by Borrower or the Investment Adviser from any Investor, copies of written notices of default, notices of the election or exercise of rights or remedies under any Organizational Document or Subscription Agreement and notices of breach or fraud committed in connection with any Subscription Agreement or the Organizational Document of Borrower.

(h) Promptly and in any event within three (3) Business Days after Borrower or the Investment Adviser obtains actual knowledge of any of the following events, a certificate of a Responsible Officer of such Person, specifying the nature of such condition and such Person’s and, if such Person has actual knowledge thereof, the proposed initial response thereto: (i) the receipt by Borrower of any written communication, whether from a Governmental Authority that alleges that Borrower is not in compliance with any applicable Environmental Law, (ii) Borrower or the Investment Adviser shall receive written notice of any pending or threatened claim against Borrower in respect of any Environmental Liability or (iii) Borrower or the Investment Adviser obtains actual knowledge of any release, emission, discharge or disposal of any Hazardous Materials that is likely to form the basis of any claim against Borrower in respect of any Environmental Liability and such noncompliance, claim, release, emission, discharge or disposal, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(i) Promptly and in any event within three (3) Business Days after Borrower admits a Subsequent Investor (including as an assignee of an Investor) or has a change in the interest of any existing Investor, a notice setting forth (i) the identity of such new Investor and all Basic Call Information as to such new Investor, (ii) any changes in Basic Call Information as to any Investors, including any changes in the interests of existing Investors (including those resulting from the admission of any new Investor, those resulting from a Capital Commitment Increase and those resulting from any other change in any interest of any existing Investor), and, to the extent not previously reported hereunder, any amounts that are to be added to the Unused Capital Commitments of any Investors in connection with the making of any Distribution to Investors by Borrower, and any amount by which the Unused Capital Commitment of any Investors is to be reduced in connection with the retention of any amount otherwise distributable by Borrower; and (iii) which of the Investors are ERISA Investors or Bank Holding Company Act Investors; provided, that nothing herein shall be deemed to imply or constitute consent to the Transfer by any existing Investor of any interest in Borrower.

(j) Upon the sending of a Capital Call Notice, (i) copies of such Capital Call Notices to the extent required under Section 2.21(c) and (ii) a calculation of the Borrowing Base assuming each Investor complies with its obligation to fund its Unused Capital Commitment pursuant to such Capital Call Notice.

(k) Promptly and in any event within three (3) Business Days after Borrower obtains actual knowledge of the occurrence of an Exclusion Event concerning any Eligible Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) or the occurrence of any other event that causes a reduction in the Borrowing Base, a notice of Borrower setting forth (i) a brief description of such Exclusion Event or other change or occurrence, (ii) a calculation of the Borrowing Base setting forth the Unfunded Capital Commitments of the Investors after taking into account such Exclusion Event or other change, and (iii) a calculation of the amount (if any) that Borrower is required to repay (and/or deposit as cash collateral) pursuant to Section 2.9 as a result of such Exclusion Event or other change or occurrence.

(l) Promptly and in any event within three (3) Business Days after Borrower obtains actual knowledge thereof, any Bank Holding Company Act Investor shall hold more than 24.9% of the Shares in Borrower, a notice setting forth the affected Investor and in each case the details thereof.

(m) Immediately upon the date Borrower gives notice to the Investors of the Commitment Period Termination Date, (i) notice of the occurrence of the Commitment Period Termination Date, (ii) a Borrowing Base Certificate, and (iii) a certification that the Unfunded Capital Commitments available following the Commitment Period Termination Date (as reflected in the Borrowing Base Certificate delivered pursuant to subsection (ii) above) shall remain available in accordance with the terms of the Subscription Agreements.

(n) Immediately thereupon, notice of the occurrence of a Key Person Event and any advice by Borrower to the Investors contemplated by the definition in the applicable Subscription Agreement of the term “Commitment Period” (together with a copy thereof).

(o) [Intentionally Omitted].

(p) Promptly following any request therefor, such additional information regarding Borrower or any Subsidiary of any of the foregoing or compliance with the terms of this Agreement or the other Loan Documents as the Administrative Agent may reasonably request and which information is in the possession or control of Borrower, or can be obtained without unreasonable effort.

Section 4.2 Payment of Obligations, Taxes. Borrower will, and will cause each of its Subsidiaries to, pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including any obligation pursuant to any agreement by which it or any of its properties is bound and any tax liabilities, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (ii) Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (iii) the failure to make such payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.3 Maintenance of Existence and Rights. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation or other transaction expressly permitted under Section 5.1.

Section 4.4 Issuance of Capital Call Notices. Borrower shall issue Capital Call Notices in a manner required to permit Borrower to satisfy its Obligations hereunder as and when due. Borrower shall establish and maintain with the Account Bank the Collateral Account into which all Capital Contributions contributed by the Investors in Borrower shall be deposited and maintained until application of the same in accordance with this Agreement and the Security Agreement. Borrower will not accept any payment of Unfunded Capital Commitments other than in immediately available funds to the Collateral Account.

Section 4.5 Compliance with Organizational Documents. Borrower will, and will cause each of its Subsidiaries to, comply with all obligations contained in the Subscription Agreements, including, but not limited to, the investment restrictions contained in the applicable Subscription Agreement. Borrower will engage only in business of the type contemplated by its Organizational Documents as in effect on the Closing Date.

Section 4.6 Books and Records; Access. Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all material financial matters and transactions in relation to its business and activities; and will permit representatives of the Administrative Agent or any Lender (upon reasonable advance notice to Borrower) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as reasonably requested.

Section 4.7 Compliance with Law. Borrower will, and will cause each of its Subsidiaries to, comply with all applicable Legal Requirements (including ERISA, Environmental Laws, and all zoning and building codes with respect to Real Estate Assets) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.8 Use of Proceeds. All proceeds of the Credit Extensions will be used by Borrower to provide financing or refinancing for Investments permitted under the Organizational Documents of Borrower, including Expenses, and for working capital and general purposes of Borrower, all in accordance with Borrower’s Organizational Documents and this Agreement.

Section 4.9 Insurance.

(a) Borrower will, and will cause each of its Material Subsidiaries to, keep and maintain all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Borrower (i) shall maintain, and cause each of its Material Subsidiaries (to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect) to, maintain, with financially sound and reputable insurers, insurance in such amounts and against such risks as are customarily maintained by reputable companies under similar circumstances, and (ii) shall furnish to the Administrative Agent from time to time, upon reasonable written request, copies of certificates of insurance under which such insurance is issued and such other information relating to such insurance as any Lender or the Administrative Agent may reasonably request.

Section 4.10 Investment Policies. Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Section 4.11 Investor Financial and Rating Information; Contacting Investors. Upon the reasonable request of Administrative Agent, Borrower shall request, to the extent such information is available to Borrower for delivery to Lenders, from each Investor, financial information required under the applicable Subscription Agreement, as agreed from time to time with Administrative Agent, and shall, upon receipt of such information, promptly deliver same to Administrative Agent, or shall promptly notify Administrative Agent of its failure to timely obtain such information. Borrower will promptly notify Administrative Agent in writing (but in no event later than three (3) Business Days) after becoming aware of any decline in the rating of any Eligible Investor, or other similar change in the status of any Eligible Investor. Without the prior written consent of Borrower, neither Administrative Agent nor any Lender shall contact any Investor other than during an Event of Default to the extent permitted hereunder (A) to submit a Capital Call Notice, and (B) to enforce the Capital Commitment of any Investor that fails to honor a Capital Call Notice submitted hereunder.

Section 4.12 Authorizations and Approvals. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply with its respective obligations hereunder, under the other Loan Documents, the Subscription Agreements and the Organizational Documents except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.13 Maintenance of Liens. Borrower shall execute and file all such documents as Administrative Agent may reasonably request in order to enable Lenders to report, file, and record every instrument that Administrative Agent may reasonably deem necessary in order to perfect and maintain Lenders’ Liens and security interests in the Collateral and otherwise to preserve and protect the rights of Lenders with respect thereto.

Section 4.14 Total Maximum Leverage Ratio. Borrower shall at all times maintain a Total Maximum Leverage Ratio of not more than 50%.

Section 4.15 Funded Capital Commitments. After the Closing Date, Borrower shall make a Capital Call against, and receive proceeds thereof, during each rolling twelve month period, with respect to at least five percent (5%) of the aggregate Capital Commitments as of such date.

SECTION 5

NEGATIVE COVENANTS

So long as Lenders have any commitment to lend, and until payment and performance in full of the Obligations, Borrower agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

Section 5.1 Mergers; Dissolution.

(a) Borrower shall not (i) enter into any merger or consolidation or (ii) liquidate, wind up or dissolve (or suffer any liquidation, winding up or dissolution), terminate, or discontinue its business.

(b) Borrower shall not amend or waive (or cause or permit to be amended or waived) any instruction to pay Capital Contributions to the applicable Collateral Account without the prior written consent of the Administrative Agent.

(c) Except as set forth in Section 5.10 hereof, Borrower shall not amend or waive (or cause or permit to be amended or waived) any provision of any Subscription Agreement or any Organizational Document of Borrower in any manner as a consequence of which amendment or waiver the Unfunded Capital Commitment of any Investor or the obligation of any Investor to fund the same pursuant to Capital Calls is cancelled, released, terminated, reduced, compromised, postponed or otherwise modified in any respect that in the opinion of the Administrative Agent would have a material adverse effect on the rights or benefits of Lenders in respect of any Unused Capital Commitments or other Collateral without the prior written consent of the Administrative Agent.

(d) Borrower will deliver a written notice to the Administrative Agent setting forth the specific details of any proposed amendment and/or waiver referred to in paragraph (b) or (c) of this Section 5.1 at least ten (10) days (or such lesser period as may be acceptable to the Administrative Agent, in its sole discretion) prior to its proposed effective date.

Section 5.2 Negative Pledge. Borrower shall and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets other than (a) any Lien created under any Loan Document and (b) Liens on assets other than the Collateral securing Permitted Other Indebtedness. Borrower shall not give its consent to the creation by any Investor of any mortgage, pledge, security interest, or Lien affecting any Collateral, except pursuant to the Loan Documents.

Section 5.3 Fiscal Year and Accounting Method. Without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), Borrower will not change its fiscal year.

Section 5.4 Transfer by Investors; Subsequent Investors.

(a) Except to the extent arising under the Loan Documents in favor of the Administrative Agent and Lenders, Borrower shall not assign or delegate to any Person (or otherwise permit or suffer the possession by any other Person of) (i) any rights that constitute Collateral hereunder, including any right (under the relevant Organizational Documents of Borrower or the Subscription Agreements or otherwise, and whether acting alone or with any other Person) to call for payments in respect of the Capital Commitments of any Investor, or (ii) without limiting the foregoing, any rights to effect any Interest Release in respect of any Capital Commitment of any Investor.

(b) In the event any Person is admitted as a Subsequent Investor, Borrower will promptly deliver to Administrative Agent copies of the Investor Documents of such Subsequent Investor (or such other documents as may be reasonably acceptable to Administrative Agent in lieu thereof) and a proposed revision to the information required under Section 3.14 of this Agreement, containing the names and addresses of such Investor and its Capital Commitment. Borrower shall obtain an Acknowledgment Letter from each Subsequent Investor that becomes an Eligible Investor.

Section 5.5 ERISA Compliance. Borrower will not take any action that would cause its assets to otherwise constitute Plan Assets. Furthermore, Borrower shall not take any action, or omit to take any action, which (assuming compliance by each Lender with the terms of this Agreement applicable to it, and also assuming that no Lender has funded any Loan with any Plan Assets) would give rise to a nonexempt prohibited transaction as such term is defined in Section 4975(c)(1)(A)-(D) of the Internal Revenue Code or Section 406(a) of ERISA (or under any similar state law) that could subject any Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA (or such other similar state law).

Section 5.6 Limitations on Dividends and Distributions. Borrower shall not declare or pay any Distributions (whether in cash, securities or other property) (x) which, after giving effect thereto, would result in the occurrence of any Event of Default, (y) during the continuance of any Event of Default, regardless of whether the Administrative Agent has given Borrower notice of such Event of Default, or (z) from and after such time as any case or other proceeding shall have been commenced or an involuntary petition shall have been filed seeking (A) liquidation, reorganization or other relief in respect of Borrower or its respective debts, or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, sequestrator, conservator or similar official of it or any substantial part of its property, which case or other proceeding or petition shall not have been dismissed (whether or not an Event of Default has occurred or is continuing under Section 7.1(f)), in each of the foregoing cases, except for Permitted Distributions.

Section 5.7 Restrictions on Investments. Except for investments in Financing Subsidiaries, Borrower shall not make any investment, loan or advance unless it is also permitted under its Organizational Documents and any other agreements of Borrower with any Investors.

Section 5.8 Indebtedness. Borrower shall not incur any Indebtedness except for Permitted Other Indebtedness which does not at any time exceed the amount set opposite the amount of funded Capital Commitments below.

	Amount of Funded Capital Commitments	Amount of Permitted Other Indebtedness
(a)	$150,000,000	$100,000,000

(b)	greater than $150,000,000 but less than $200,000,000	$100,000,000 plus 200% of the capital called in excess of $150,000,000

(c)	$200,000,000 or greater	The sum of the amounts in (a) and (b) above, plus 100% of the capital called in excess of $200,000,000

Section 5.9 [Intentionally Omitted].

Section 5.10 Release or Assignment. Borrower will not redeem, purchase, release, terminate, cancel, compromise, discharge, or otherwise excuse (collectively, “Interest Release”),

or consent to the delegation of the obligation of (i) any Eligible Investor in respect of all or any portion of such Eligible Investor’s Unused Capital Commitment without the prior written consent of the Administrative Agent, or (ii) any other Investor in respect of all or any portion of such other Investor’s Unused Capital Commitment; provided, no consent of Administrative Agent shall be required if at the time of such Interest Release for any Investor other than an Eligible Investor, (x) no Potential Default or Event of Default has occurred and is continuing and (y) the aggregate Unfunded Capital Commitments of all Investors that have had an Interest Release (calculated with such other proposed Investor’s Unused Capital Commitment included) do not or would not (upon such Interest Release) exceed five percent (5%) of all Unfunded Capital Commitments.

(b) Except for Permitted Transfers, Borrower will not consent to or acknowledge the effectiveness of any sale, disposition, transfer, or assignment (collectively, “Transfer”) of the interest in Borrower of any Investor unless the Administrative Agent gives prior written consent to the substitution of the Transferee for the Transferor as an Investor (which consent may not be unreasonably withheld.

Section 5.11 Transactions with Affiliates. Borrower will not grant a security interest in, pledge or otherwise Transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transactions with, any of its Affiliates, except as permitted by the applicable Subscription Agreement and the Advisory Agreements and transfers of Investments to Financing Subsidiaries. Following the occurrence and during the continuation of an Event of Default, Borrower shall not pay any Adviser Incentive Fee.

SECTION 6

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 6.1 Conditions to Initial Credit Extension. The obligation of Lenders to make their initial Credit Extensions hereunder is subject to the conditions precedent that Administrative Agent shall have received, on or before the Closing Date, the following:

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include an electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received from Borrower a signed Note for the account of each Lender, in the amount of such Lender’s Commitments.

(c) The Administrative Agent shall have received from each party thereto either (x) a counterpart of each of the Security Agreement, the Account Control Agreement and the Cash Collateral Agreements signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include an electronic transmission of signed signature pages thereof) that such party has signed a counterpart thereof.

(d) The Administrative Agent shall have received copies or originals of signed Subscription Agreements (dated as of a date not later than the Effective Date) from all Investors as of the Closing Date certified to be true, complete and correct by a Responsible Officer of Borrower as of the Closing Date.

(e) The Administrative Agent shall have received from Borrower written authorization satisfactory to the Administrative Agent to file UCC financing statements satisfactory to the Administrative Agent with respect to the Collateral provided for in the Security Agreement and the Cash Collateral Agreement, or written evidence satisfactory to the Administrative Agent that the same have been filed or submitted for filing in the appropriate public filing office(s).

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and reasonable documented out-of-pocket disbursements invoiced through the Closing Date of Deutsche Bank’s special counsel.

(g) The Administrative Agent shall have received favorable written opinion (addressed to the Administrative Agent and Lenders and dated the Closing Date) of Ropes & Gray LLP, counsel to Borrower, substantially in the form of Exhibit 6.1(g)-1, and covering such other matters relating to Borrower, its respective Organizational Documents, the Loan Documents, or the Transactions as the Administrative Agent shall reasonably request. Borrower hereby requests such counsel to deliver such opinion, which may be delivered by electronic transmission to the Administrative Agent with the signed originals(s) to follow within five (5) days after the Closing Date.

(h) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Borrower, the authorization of the Transactions, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Administrative Agent shall have received an original or a copy of a signed certificate, dated the Closing Date and signed by a Responsible Officer of Borrower (x) setting forth the information required under Section 3.14 and confirming compliance with the conditions specified in Sections 6.2(c) and 6.2(d), (y) confirming that all conditions under the Subscription Agreement and Borrower’s other Organizational Documents to Borrower’s calling for Capital Contributions have been fulfilled, and (z) including any information needed to issue a Capital Call Notice, including notice addresses for such purpose of all Investors, schedules of the respective Capital Commitments and Unfunded Capital Commitments of the Investors, and schedules of the respective percentages to be used in determining the amount for which each Investor would be responsible in respect of any Capital Call for Capital Contributions to be applied to the satisfaction of the Obligations (all such information, “Basic Call Information”).

(j) The Administrative Agent shall have received evidence satisfactory to Administrative Agent that at least 10% of the amount of Capital Commitments as of August 31, 2011 have been funded.

Section 6.2 All Loans. The obligation of Lenders to advance each Loan (including each Loan requested in connection with an Accordion Request) hereunder is subject to the conditions precedent that:

(a) receipt by the Administrative Agent of a Request for Credit Extension;

(b) immediately after giving effect to such Loan, the total Principal Obligation will not exceed the Available Loan Amount;

(c) no Potential Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to the making of such Loans;

(d) the representations and warranties of Borrower, contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Request for Credit Extension, both before and after giving effect to the making of such Loans; provided that to the extent that such representations and warranties were made as of a specific date, the same shall continue on and as of the date of such advance of a Loan, to be true and correct in all material respects as of such specific date;

(e) no Change in Law shall have occurred, and no order, judgment or decree of any Governmental Authority shall have been issued that enjoins, prohibits or restrains the making or repayment of the Loans, the granting or perfection of Liens in the Collateral, or the consummation of any of the other Transactions or the use of proceeds of the Facility;

(f) no event, act or condition shall have occurred and be continuing after the date hereof which has had or is likely to have a Material Adverse Effect;

(g) Borrower shall have delivered to the Administrative Agent, an original or a copy of each signed Subscription Agreement and Acknowledgment Letter not previously delivered to Administrative Agent;

(h) receipt by Administrative Agent of an original or a copy of an executed Borrowing Base Certificate setting forth the respective Capital Commitments of each Investor and the Available Loan Amount as of the date of such Loan; and

(i) Borrower shall at such time have a Total Maximum Leverage Ratio of no more than fifty percent (50%).

Each Loan shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (b), (c), (d), (e), (g), (h) and (i) of this Section 6.2.

Section 6.3 Conditions Precedent to Accordion Increase. Any increase of the Commitments hereunder, as set forth in Section 2.1(d) herein, is further subject to the fulfillment, as determined in the discretion of each Lender, of the following conditions precedent:

(a) Borrower shall have performed and complied in all material respects with all agreements and conditions in this Agreement and the Loan Documents which are required to be performed or complied with by Borrower on or prior to the date of the Accordion Increase, including any conditions imposed by Lenders in connection with such Accordion Request;.

(b) Each Lender shall have received a Note in the maximum amount of its Commitment, as set forth in Section 2.1(d) herein, duly executed by Borrower.

(c) The Accordion Fee, any fee of Administrative Agent fee and all other fees and expenses of Lenders and Administrative Agent incurred in connection with such Accordion Request for which an invoice has been presented, including reasonable legal fees, shall have been paid by Borrower.

SECTION 7

EVENTS OF DEFAULT

Section 7.1 Events of Default. An Event of Default shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a) Failure to Pay. Borrower shall fail to pay when due: (i) any principal of any Loan or any mandatory payment required under Section 2.9(c) hereof; or (ii) any interest on any Loan or any fee, expense, or other payment required hereunder as required hereunder, and such failure under this subclause (ii) shall continue unremedied for five (5) Business Days;

(b) Failure to Perform Certain Acts. Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 2.21(e), 4.14, 4.15, 5.1, 5.2, 5.4(a), 5.6, 5.7, 5.8, 5.10 and 5.11 hereof;

(c) Failure to Perform Generally. Borrower shall fail to perform or observe any other covenant, agreement or provision to be performed or observed under this Agreement (not specified in Sections 7.1(a) or (b) above) or any other Loan Document applicable to it, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Administrative Agent to Borrower;

(d) Misrepresentation. Any representation or warranty of Borrower herein or in any other Loan Document or any amendment to any thereof shall prove to have been false or misleading in any material respect at the time made;

(e) Cross-Defaults, etc. Borrower shall (i) fail to make any payment of Material Indebtedness after giving effect to any applicable grace or notice and cure period with respect thereto, if any, (excluding any such obligation which is specifically governed by subparagraph (a) above of this Section 7.1) or (ii) fail to observe or perform any other agreement or condition relating to any Material Indebtedness, if the effect of which is to permit the holder of such Material Indebtedness to declare such Indebtedness due prior to its stated maturity;

(f) Bankruptcy, etc. (A) Borrower shall (i) apply for or consent to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, intervener, compulsory manager, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy; (iii) make a general assignment or moratorium for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; or (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (B) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower or appointing a receiver, administrator, administrative receiver, custodian, trustee, intervener, compulsory manager, or liquidator of Borrower, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(g) Judgments. One or more judgments or decrees in an aggregate amount in excess of five million dollars ($5,000,000) shall be rendered against Borrower and the same shall remain undischarged (unless such judgment or decree is covered by insurance applicable to such judgment to the extent the relevant independent third party insurer has not denied or repudiated coverage therefor) for a period of forty five (45) consecutive days during which execution shall not be effectively stayed or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower to enforce any such judgment or decree;

(h) Repudiation in General, etc. This Agreement or any other Loan Document shall, at any time after their respective execution and delivery and for any reason whatsoever, cease to be in full force and effect or shall be declared to be null and void (other than in accordance with the terms thereof or by any action on behalf of Administrative Agent or the Required Lenders) (unless such circumstance is cured to the reasonable satisfaction of Administrative Agent within five (5) Business Days following request of Administrative Agent made pursuant to any “further assurance” clause herein or in any other Loan Document), or the validity or enforceability thereof shall be contested in writing by Borrower, or Borrower shall improperly deny that it, as the case may be, has any further liability or obligation under any of the Loan Documents to which it is a party;

(i) Investment Adviser; Change in Control, etc. The occurrence of any of the following events: (i) Investment Adviser shall cease for any reason to be investment adviser or be unable to fulfill its material obligations under the Adviser Agreement; (ii) the dissolution or liquidation of Borrower; (iii) a Change of Control; (iv) Borrower shall fail at any time to maintain its status as a RIC under the Internal Revenue Code which failure continues beyond the applicable grace period under applicable law but in no event more than one hundred and eighty (180) consecutive days; (v) Borrower shall fail at any time to maintain its status as a “business development company” under the Investment Company Act which failure continues for at least thirty (30) consecutive days; or (vi) a Key Person Event.

(j) Transfer of Capital Commitments. Any Transfer of all or any portion of a Capital Commitment that is not a Permitted Transfer;

(k) Defaulting Investors. One or more Investors that individually or in the aggregate have Capital Commitments aggregating twenty percent (20%) or more of the total Capital Commitments (of all Investors) shall (in one transaction or series of related transactions) become Defaulting Subscribers, or repudiate, or default in, their obligation to pay any portion of such Investor’s Unfunded Capital Commitments (or obligations in respect of such Investor’s Unfunded Capital Commitments) when due in accordance with each Capital Call Notice;

(l) Defaulting Eligible Investors. One or more Eligible Investors that individually or in the aggregate have Capital Commitments aggregating ten percent (10%) or more of the total Capital Commitments (of all Eligible Investors) shall (in one transaction or series of related transactions) become Defaulting Subscribers, or repudiate, or default in, their obligation to pay any portion of such Investor’s Unfunded Capital Commitments (or obligations in respect of such Investor’s Unfunded Capital Commitments) after the date such Unfunded Capital Commitments were required to be funded under the related Capital Call Notice;

(m) Organizational Documents. An event shall occur under any Subscription Agreement or any Organizational Document of Borrower that would give the Investors the right to: (i) replace or force the resignation of the Investment Adviser; (ii) terminate the Commitment Period; (iii) terminate the Organizational Documents; or (iv) terminate or default in their obligations under the Subscription Agreements or any of the Organizational Documents in any manner;

(n) Termination of Capital Commitments. The Unfunded Capital Commitments of the Investors shall cease to be in full force and effect;

(o) Net Asset Value. Following the investment by Borrower in Investments with an aggregate cost of at least $500,000,000, the fair market value of all Investments of Borrower shall be less than seventy percent (70%) of Borrower’s aggregate cost basis of such Investments, all as determined in accordance with GAAP;

(p) Failure of Liens, etc. Any Loan Document shall for any reason not be in full force and effect, or shall not provide to the Administrative Agent the Liens and the material rights, priorities, powers and privileges purported to be created thereby, including an exclusive, perfected security interest in, and lien on, the Collateral prior to all other Liens, and the right upon the occurrence and continuation of an Event of Default to give Capital Call Notices to Investors directing payment of Capital Contributions of Investors to the applicable Collateral Account, or the legality, validity or enforceability of any thereof shall be contested or repudiated by Borrower or by any other Person party thereto; or

(q) Failure to Call Capital. Borrower shall fail to submit a Capital Call Notice to Investors at least twenty five (25) Business Days prior to the Maturity Date in an amount sufficient to repay the Obligations.

Section 7.2 Remedies Upon Event of Default.

(a) Remedies. If an Event of Default shall have occurred and be continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, shall, take any and/or all of the following actions at the same or different times: (i) suspend the Commitments of

Lenders and any obligation to make Credit Extensions until such Event of Default is cured or waived; (ii) terminate the Commitments of Lenders and any obligation to make Credit Extensions hereunder; (iii) declare the principal of, and all interest then accrued and unpaid on, the Loans to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth herein and in any Security Document, including, but not limited to, upon at least one (1) Business Day’s prior written notice to Borrower, the delivery to the Investors of Capital Call Notices requiring the funding of the Capital Commitments and to receive such Capital Contributions, exercise the penalties and remedies provided in the Subscription Agreements against Defaulting Subscribers directly; or (v) without notice of default or demand, pursue and enforce any of Administrative Agent’s or Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Legal Requirement; provided, however, that if any Event of Default specified in Section 7.1(f) shall occur, the principal of, and all interest on, the Loans shall thereupon become due and payable concurrently therewith, without any further action by Administrative Agent or Lenders, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waive.

(b) Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Collateral received by Administrative Agent shall be applied by Administrative Agent against the Obligations then due and owing in the following order of priority:

FIRST, to the payment of all Obligations in the order of priority described in Section 2.9(a); and

SECOND, to Borrower or its successors or assigns, or to whosoever may be lawfully entitled to receive the same.

(c) No Duty to Mitigate Damages. Other than in respect of its own gross negligence or willful misconduct, neither Administrative Agent nor any Lender shall be required to do any act whatsoever or exercise any diligence whatsoever to mitigate any damages if any Event of Default shall occur and be continuing hereunder.

SECTION 8

ADMINISTRATIVE AGENT

Section 8.1 Appointment and Authority. Each of Lenders hereby irrevocably appoints Deutsche Bank to act on their behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its and their behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent holds any security created by a Security Document on trust for Lenders.

Section 8.2 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person is not Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 8.3 Exculpatory Provisions.

(a) General. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent shall not: (i) be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity (in each case except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein).

(b) No Liability. Administrative Agent shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2 and 9.5 hereof); or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall not be deemed to have knowledge of any Potential Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders) unless and until notice describing the same is given to Administrative Agent by Borrower or a Lender.

(c) No Duty to Ascertain Facts, etc. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Section 6 hereof or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 8.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it.

Section 8.5 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8.5 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.6 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to Lenders and Borrower, which resignation shall be effective only upon acceptance of appointment by a successor as set forth below or as otherwise provided below. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be (i) approved by Borrower, and (ii) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If the conditions set forth in the preceding sentence are satisfied and no such successor shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of Lenders (with the consent of Borrower), appoint a successor Administrative Agent meeting the same or similar qualifications as that of Administrative Agent on the date hereof. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8.6 and Sections 9.6 and 9.7 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Notwithstanding anything in this Section 8.6(a) to the contrary, the consent of Borrower to the appointment of a successor Administrative Agent shall not be required if at the time such consent would otherwise be required hereunder, an Event of Default has occurred and is continuing.

Section 8.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender represents that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of Administrative Agent and Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder

Section 8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, any other Borrower, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 9.6 hereof.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10 Collateral Matters. Lenders irrevocably authorize Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (a) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable); (b) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document; or (c) subject to Section 9.1 hereof, if approved, authorized or ratified by the Required Lenders. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 8.10. In each case as specified in this Section 8.10, Administrative Agent will, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents and this Section 8.10.

SECTION 9

MISCELLANEOUS

Section 9.1 Amendments. Neither this Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated (other than a discharge or termination that is expressly permitted hereunder), unless such amendment, waiver, discharge, or termination is in writing and signed by Administrative Agent, based upon the approval of the Required Lenders, or the Required Lenders, on the one hand, and Borrower on the other hand; provided that no such amendment, waiver, discharge, or termination shall, without the consent of each Lender directly affected thereby (i) increase the amount or extend the term of the Commitment of such Lender, it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Potential Default, Event of Default, mandatory prepayment or mandatory reduction in the Commitments shall constitute an extension or increase in the Commitment of any Lender, (ii) postpone any scheduled date for payment to such Lender of the principal, interest or fees, it being understood that the waiver of any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest to such Lender, or reduce the principal of (except as a result of the application of payments or prepayments), or reduce the rate of interest specified herein (other than as a result of waiving the applicability of the Default Rate) to such Lender; (iii) release all or substantially all of the Liens granted under the Security Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in Borrower permitted hereunder, (iv) amend the definition of “Available Loan Amount”, (v) change the percentages specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder, or (vi) amend the terms of this Section 9.1.

Notwithstanding the above, no provision of Section 8 hereof may be amended or modified without the consent of Administrative Agent.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Agreement or any other Loan Document or consent to any action or failure to act by Borrower, if such modification, waiver, or consent is of an administrative nature.

If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

Section 9.2 Setoff. In addition to any rights and remedies of Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender to or for the credit or the account of Borrower other than deposits held in a custodial, trust or fiduciary capacity against any and all of the Obligations owing by them to Lenders, now or hereafter existing, irrespective of whether or not Lenders shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.3 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Security Documents, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately: (a) notify Administrative Agent of such fact; and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such of Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of: (i) the amount that such paying Lender’s required repayment bears, to; (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff), but subject to Section 9.2 hereof with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 9.3 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the owner of the Obligations purchased. To the extent required to implement the sharing of payments under this Section 9.3, each Lender hereby authorizes and directs Administrative Agent to distribute any proceeds from Capital Calls or proceeds from the exercise of remedies under the Security Documents held by Administrative Agent to Lenders consistent with the terms of this Section 9.3.

Section 9.4 Payments Set Aside. To the extent that Borrower makes a payment to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 9.5 Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Administrative Agent and Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 9.6 Payment of Expenses. Other than with respect to Taxes, which shall be governed solely by Section 2.15, Borrower agrees: (i) to pay or reimburse Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation of the transactions contemplated hereby and thereby, including all Attorney Costs; and (ii) to pay or reimburse Administrative Agent and, to the extent that an Event of Default exists, Lenders, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs but only for one (1) outside counsel (in each relevant jurisdiction) to Administrative Agent. All amounts due under this Section 9.6 shall be payable within thirty (30) days after receipt by Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. The agreements in this Section shall survive the termination of the Maximum Commitment and repayment of all the other Obligations.

Section 9.7 Indemnification by Borrower.

(a) Indemnification. Other than with respect to Taxes, which shall be governed solely by Section 2.15, Borrower agrees to indemnify, save and hold harmless Administrative Agent, Lenders and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations) be asserted or imposed against any Indemnitee, arising out of or relating to, the performance of the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of Borrower and Administrative Agent and Lenders under this Agreement or any other Loan Document; and (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subclause (i) above; provided that no Indemnitee shall be entitled to indemnification for any claim caused by the gross negligence or willful misconduct of such Indemnitee or its Affiliates and their respective directors, officers, employees, counsel, agents and attorneys-in-fact of such Indemnitee and its Affiliates, or result from a claim brought by Borrower against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or for any loss asserted against it by another Indemnitee. Neither Borrower nor any Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 9.7 shall be payable within thirty (30) days after receipt by Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. The agreements in this Section shall survive the termination of the Maximum Commitment and repayment of all the other Obligations.

(b) Reimbursement. To the extent that Borrower for any reason fails to pay any amount required under subsection (a) of this Section or under Section 9.6 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Indemnitee, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Indemnitee, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Indemnitee of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this subsection (b) are several.

Section 9.8 Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the Business Day and at the time on which delivered to such party at the address or fax numbers specified below (and if delivery was on a day other than a Business Day, then on the next succeeding Business Day); (b) if by mail, on the Business Day on which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable overnight express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone or electronic transmission, on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

(i)	If to Borrower:

c/o TSL Advisers LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ronald Cami, Esq.

Telephone No.: (415) 743-1532

Telecopy No.: (817) 871-4010

and

TPG Specailty Lending, Inc.

345 California Street, Suite 3300

San Francisco, California 94103

Attention: Michael Fishman

Telephone No.: (415) 743-5917

Telecopy No.: (415) 743-5901

with copies to (which will not constitute notice to Borrower):

Ropes & Gray, LLP

Prudential Tower, 800 Boylston Street

Boston, Massachusetts 02199-3600

Attention: Thomas B. Draper, Esq.

Telephone No. (617)951-7430

Telecopy No. (617)235-0024

(ii)	If to Administrative Agent:

Deutsche Bank Trust Company Americas

345 Park Avenue, 14th Floor

New York, New York 10154

Attention: Steven Yi, Managing Director

Telephone No.: (212)454-2345

Telecopy No.: (212)454-3438

with copies- to (which will not constitute notice to Administrative Agent):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Bryan G. Petkanics, Esq.

Telephone No.: (212)407-4130

Telecopy No.: (212)656-1229

(iii) If to any Lender, in care of Administrative Agent, at its notice address and numbers set forth above and to their addresses set forth on their respective signature pages hereto. Each Lender agrees to provide to Administrative Agent a written notice stating its address, facsimile number, telephone number, and the name of a contact person, and Administrative Agent may rely on such written notice unless and until such Lender provides Administrative Agent with a written notice designating a different address, facsimile number, telephone number or contact person.

Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 9.8. When determining the prior days’ notice required for any Request for Credit Extension, or other notice to be provided by Borrower hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Credit Extension or other relevant action shall be counted. All communications shall be in the English language.

Section 9.9 Governing Law. This Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Security Documents.

Section 9.10 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any party hereto with respect to this Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York located in the Borough of Manhattan, or in the United States Courts located in the Borough of Manhattan in New York City, and each party hereto hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by registered or certified mail, postage prepaid, to the applicable address set forth in Section 9.8 hereof. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

Section 9.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 9.12 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

Section 9.13 Successors and Assigns.

(a) In General; Borrower Assignment, etc. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of subparagraph (b) of this Section 9.13; (ii) by way of participation in accordance with the provisions of subparagraph (d) of this Section 9.13; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subparagraph (f) of this Section 9.13 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subparagraph (d) of this Section 9.13, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Lender Assignment. Any Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that: (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund managed by a particular Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the

Assignment and Assumption Agreement with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $10,000,000 (and shall be in an integral multiple of $2,500,000), and, after such assignment, no Lender shall hold a Commitment of less than $5,000,000; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (except in the case of a transfer at the demand of Borrower under Section 9.15, in which case Borrower or the transferee Lender shall pay such fee); and (iv) the assigning Lender shall deliver any Notes evidencing such Loans to Borrower or Administrative Agent (and Administrative Agent shall deliver such Notes to Borrower). Subject to acceptance and recording thereof by Administrative Agent pursuant to subparagraph (c) of this Section 9.13, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of and be subject to the obligations under Sections 2.15, 2.18 and 2.19 and 9.6 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and upon surrender by the assigning Lender of its Note, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, and the applicable existing Note or Notes shall be returned to Borrower. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subparagraph (d) of this Section 9.13.

(c) Records of Assignment. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent demonstrable error, the entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Administrative Agent, sell participations to any Person (other than a natural person) with the consent of Borrower, such consent to not be unreasonably withheld (provided, the Borrower’s consent shall not be required for a participation by Deutsche Bank to a Person that is (x) another Lender, an Affiliate of a Lender or an Approved Fund, or (y) a domestic or international commercial bank with a credit rating of A or better by S&P or A2 or better by Moody’s and combined capital and surplus of at least $1 billion; provided, however, that Deutsche Bank (together with its Affiliates and Approved Funds) may not have more than three (3) participants under this clause (b) at any time) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 9.1(i) through (iv) hereof that directly affects such Participant. Subject to subparagraph (e) of this Section 9.13, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.18 and 2.19 (subject to the requirements and obligations of those sections, including timely delivery of forms pursuant to Section 2.15) to the same extent as if it were a Lender of the relevant Loans and had acquired its interest by assignment pursuant to subparagraph (b) of this Section 9.13. To the extent permitted by law, each Participant also shall be entitled to the benefits of the right of setoff under Section 9.2 as though it were a Lender, provided such Participant agrees to be subject to Sections 9.2 and 9.3 as though it were a Lender.

(e) No Payment Increase. A Participant shall not be entitled to receive any greater payment under Sections 2.15, 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. No Participant shall be entitled to the benefits of Section 2.15 unless Borrower are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 2.15(e) and 2.15(f) as though it were a Lender.

(f) Right to Assign as Security by a Lender. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.14 Lender Default. If for any reason any Lender becomes a Defaulting Lender, then, during the period in which it remains a Defaulting Lender, in addition to the rights and remedies that may be available to Administrative Agent, Lenders, or Borrower at law or in equity, such Lender’s right to receive an Unused Commitment Fee under Section 2.13(b), to vote on matters related to this Agreement, to receive payments of principal on the Loans until payment of the Principal Outstandings held by all other Lenders have been paid and to participate in the administration of the Loans and this Agreement, shall be suspended and Administrative Agent shall have the right, but not the obligation, in its sole discretion, to acquire at par all of such Defaulting Lender’s Commitment, including its Pro Rata Share in the Obligations under this Agreement. In the event that Administrative Agent does not exercise its right to so acquire all of such Defaulting Lender’s interests, then each Lender that is not in default (each, a “Current Party”) shall then, thereupon, have the right, but not the obligation, in its sole discretion to acquire at par (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata) such Lender’s Commitment, including its Pro Rata Share in the outstanding Obligations under this Agreement.

Section 9.15 Replacement of Lender. If (a) Borrower becomes obligated to pay any additional amounts to any Lender pursuant to Sections 2.18 or 2.19, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (b) any Lender is a Defaulting Lender, (c) any Lender delivers a notice pursuant to Section 2.19 with respect to circumstances that do not affect other Lenders hereunder or (d) any Lender becomes a “Non-Consenting Lender” (as defined below), then Borrower may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, (i) terminate the Commitments of such Lender and repay all obligations of Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 9.13(b) (unless Administrative Agent waives such fee);

(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees); and

(C) such assignment does not conflict with applicable Legal Requirements.

If (i) Borrower or Administrative Agent request Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.1 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 9.16 Maximum Interest, No Usury. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest (including any non-principal payments as interest) on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the remainder of the contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

Section 9.17 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

Section 9.18 Limited Liability of Investors; Recourse Liability. The Obligations shall be fully recourse to Borrower. Except as expressly set forth in the next succeeding sentence, and anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, (a) no Investor or any of its Affiliates or any of their respective past, present or future, direct or indirect members, partners, shareholders, officers, directors, agents or employees (the “Non-Recourse Parties”) shall have any liability or obligation for the repayment of all or any part of the Obligations, and (b) no law suit, case, proceeding (including arbitration proceeding) or other action of any type shall be commenced seeking to enforce any claim for payment or performance of any of the Obligations against any Non-Recourse Party. The foregoing non-recourse provision shall not be applicable to, and nothing contained herein shall limit the rights of Administrative Agent (x) to enforce the security interests created under the Security Documents with respect to the Collateral, including the right to institute legal proceedings for the judicial foreclosure of such security interests, but in no event seeking a deficiency judgment for payment of any of the Obligations against any Non-Recourse Party, (y) to enforce the obligations of any Investor under any Subscription.

Section 9.19 Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower agrees . Such information includes the name and address of Borrower and other information that will allow each Lender and Administrative Agent (for itself and not on behalf of any Lender) to identify Borrower in accordance with the Patriot Act.

Section 9.20 Multiple Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Agreement and any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement and any such Loan Document.

Section 9.21 Confidentiality Agreement. Each of Administrative Agent and Lenders agrees that it will maintain in confidence and will not disclose, publish or disseminate any of the Information (as defined below), except that such Information may be disclosed if and to the extent that (a) such information is in the public domain at the time of disclosure except as a result of a breach of this paragraph by the disclosing party; (b) such information is required to be disclosed by a subpoena or similar process of applicable law or regulations; provided that such Person agrees that it will, to the extent permissible, give Borrower prior notice of such disclosure so as to enable Borrower to seek a protective order or other appropriate remedy to prohibit or limit such disclosure; (c) such information is requested to be disclosed to any regulatory or administrative body, commission or self-regulatory body to whose jurisdiction it may be subject or that reasonably claims authority to regulate or oversee any aspect of its business or that of any of its Affiliates; (d) such information is disclosed to counsel, auditors or other professional advisors to such Person, and to any Affiliates of such Person, and to its and its Affiliates’ respective partners, directors, officers, employees, agents and other representatives, provided that such counsel, auditors, advisors, Affiliates, partners, directors, officers, employees, agents and other representatives, need to have access to the Information to assist Administrative Agent or Lender, as applicable, in performing its obligations hereunder or any other Loan Document and are advised to keep such information confidential as set forth herein; (e) such information is disclosed in connection with any litigation or dispute between it and Borrower concerning this Agreement or any other Loan Document, so long as the Person to whom such information shall be disclosed shall have agreed to keep such information confidential as set forth in this Section 9.21; (f) such information is disclosed to any party hereto; (g) such information is disclosed, subject to an agreement containing provisions substantially the same as those in this Section 9.21, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement; and (h) such information is disclosed with the written consent of Borrower. For purposes of this Section 9.21, “Information” means all information now or in the future received from Borrower, Investment Adviser or any Investor relating to their respective businesses.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TPG SPECIALTY LENDING, INC.

By:	/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Vice President

SIGNATURE PAGE TO

REVOLVING CREDIT AGREEMENT

– TPG SPECIALTY LENDING, INC.

ADMINISTRATIVE AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Steven Yi
Name:	Steven Yi
Title:	Managing Director

By:	/s/ Laura Farischon
Name:	Laura Farischon
Title:	Managing Director

SIGNATURE PAGE TO

REVOLVING CREDIT AGREEMENT

– TPG SPECIALTY LENDING, INC.

LENDER:

Commitment: $150,000,000	DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Steven Yi
	Name:	Steven Yi
	Title:	Managing Director

	By:	/s/ Laura Farischon
	Name:	Laura Farischon
	Title:	Managing Director

Address:

Deutsche Bank Trust Company Americas 345 Park Avenue, 14th Floor New York, New York 10154 Attention: Steven Yi, Managing Director Telephone No.: (212) 454-2345 Telecopy No.: (212) 454-3438

SIGNATURE PAGE TO

REVOLVING CREDIT AGREEMENT

– TPG SPECIALTY LENDING, INC.

SCHEDULE 3.8

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

DISCLOSED MATTERS

NONE

1

SCHEDULE 3.10

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

CHIEF EXECUTIVE OFFICES, ETC.

Jurisdiction of Organization	Chief Executive Office	Principal Place of Business
Delaware	301 Commerce Street	301 Commerce Street

	Suite 3300	Suite 3300

	Fort Worth, TX 76102	Fort Worth, TX 76102

1

EXHIBIT 2.1(d)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

ACCORDION REQUEST

Dated as of: [                        ]

Deutsche Bank Trust Company Americas

345 Park Avenue

14th Floor

New York, New York 10154

Attention:   Steven Yi, Managing Director

Telephone: (212) 454-2345

Fax:             (212) 454-3438

Ladies and Gentlemen:

This Accordion Request is executed and delivered by TPG SPECIALTY LENDING, INC., a corporation formed under the laws of the State of Delaware (the “Borrower”) to Deutsche Bank Trust Company Americas, in its capacity as administrative agent (the “Agent”), pursuant to Section 2.1(d) of that certain Revolving Credit Agreement (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of September 28, 2011, entered into by and among Borrower, Agent, and the Lenders named therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. Borrower is hereby requesting that Lenders increase the Maximum Commitment in the aggregate principal amount of $                             (an amount not less than $20,000,000 and not to exceed $100,000,000), such that the total Maximum Commitment after such increase shall be $                             (an amount not to exceed the lesser of $250,000,000 or the sum of $100,000,000 plus the Maximum Commitment in effect on the date hereof).

2. In connection with the increase in the Maximum Commitment requested herein, Borrower hereby represents, warrants, and certifies to Agent and Lenders that:

(a)	No Event of Default or Potential Default exists and is continuing on and as of such date;

(b)	As of the date of the increase in the Maximum Commitment requested herein, each representation and warranty made by Borrower in Section 3 of the Credit Agreement will be true and correct in all material respects both immediately before such increase and after giving effect to such increase, with the same force and effect as if made on and as of such date (except to the extent (i) that any such representation and warranty expressly related to an earlier specified date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier specified date and (ii) of changes in facts or circumstances that do not constitute an Event of Default or Potential Default under the Credit Agreement or any other Loan Document).

3. Borrower acknowledges and agrees that no Lender is obligated to increase its Commitment under the Credit Agreement in connection with this Accordion Request. Any Lender that wishes to increase its Commitment shall complete and countersign Schedule I hereto, which increase shall be effective pursuant to the terms of Section 2.1(d) of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS.]

2

This Accordion Request is executed as of the date set forth above by the undersigned and the undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:

Name:
Title:

Accordion Request Signature Page

SCHEDULE I TO ACCORDION REQUEST

LENDERS’ ACCEPTANCE OF ACCORDION REQUEST

Name of Lender	Amount of Increase to Commitment
[insert names of each Lender agreeing to increase]	[insert amount of increase agreed to]

1.

2.

3.

4.

TOTAL ACCORDION INCREASE	$______________________

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS.]

The following Lenders hereby agree to increase their Commitment under the Credit Agreement by the amount set forth next to their respective names on this Accordion Request. The Agent shall establish the effective Accordion Increase Date pursuant to Section 2.1(d) of the Credit Agreement.

LENDERS:

[NAME OF LENDER]

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT 2.3(a)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

NOTICE OF ADVANCE

Dated as of: [                        ]

Deutsche Bank Trust Company Americas

345 Park Avenue

14th Floor

New York, New York 10154

Attention:   Steven Yi, Managing Director

Telephone: (212) 454-2345

Fax:             (212) 454-3438

Ladies and Gentlemen:

This Notice of Advance (“Notice of Advance”) is executed and delivered by TPG SPECIALTY LENDING, INC., a Delaware corporation (“Borrower”) to Deutsche Bank Trust Company Americas, in its capacity as administrative agent (“Administrative Agent”), pursuant to Section 2.3(a) of that certain Revolving Credit Agreement (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of September 28, 2011, entered into by and among Borrower, Administrative Agent and the Lenders named therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. Borrower is requesting a Loan [Loans] in the [aggregate] principal amount of $            .

2. (i) The Business Day on which the Loan(s) is [are] to occur is             , 20    .

(ii) The [aggregate] [if not aggregate specify portions of Loan(s) and applicable Interest Periods] amount of the foregoing Loans shall initially bear interest at SELECT [LIBOR plus the Applicable Margin, for a LIBOR Interest Period(s) of: [SELECT- one (1) month, two (2) months, three (3) months or six (6) months] OR [Prime Rate plus the Applicable Margin].

(iii) The payment instructions/wire instructions for the disbursement of the Loan(s) from the Demand Deposit Account are as follows:

Bank:

ABA#
Account #:
Reference:
For Credit To:

3. In connection with the Borrowing requested herein, Borrower hereby represents, warrants, and certifies to Administrative Agent that:

(a) immediately after giving effect to such Loan, the total Principal Obligation will not exceed the Available Loan Amount, to the Borrower’s actual knowledge;

(b) no Potential Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to the making of such Loans;

(c) the representations and warranties of Borrower, contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Notice of Advance, both before and after giving effect to the making of Loans; provided that to the extent that such representations and warranties were made as a specific date, the same are true and correct in all material respects as of such specific date; and

(d) to the Borrower’s actual knowledge, no Change in Law has occurred, no order, judgment or decree of any Governmental Authority has been issued that enjoins, prohibits or restrains the incurrence or repayment of the Loans, the granting or perfection of Liens in the Collateral, or the consummation of any of the other Transactions or the use of proceeds of the Facility.

4. An original or a copy of each signed Subscription Agreement not previously delivered to Administrative Agent is attached hereto as Schedule 1.

5. A Borrowing Base Certificate is attached hereto as Schedule 2.

[Remainder of Page Intentionally Blank.

Signature Page Follows.]

2

This Notice of Advance is executed as of the date set forth above by each of the undersigned and each of the undersigned hereby certifies, solely in his/her capacity as a Responsible Officer of the Borrower, that each and every matter contained herein to be true and correct.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE 1

Attach Subscription Agreements not previously delivered to Administrative Agent (if any)

1

SCHEDULE 2

Attach Borrowing Base Certificate

1

EXHIBIT 2.3(d)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

NOTICE OF CONTINUATION/CONVERSION

[DATE]

Deutsche Bank Trust Company Americas

345 Park Avenue

14th Floor

New York, New York 10154

Attention:   Steven Yi, Managing Director

Telephone: (212) 454-2345

Fax:             (212) 454-3438

Ladies and Gentlemen:

This Notice of Continuation/Conversion is executed and delivered by TPG SPECIALTY LENDING, INC., (“Borrower”) to Deutsche Bank Trust Company Americas, in its capacity as administrative agent (“Administrative Agent”), pursuant to Section 2.3(d) of that certain Revolving Credit Agreement (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of September 28, 2011, entered into by and among Borrower, Administrative Agent and the Lenders named therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby gives notice pursuant to Section [2.3(d)(i) - Conversion] [2.3(d)(ii) - Continuation] of the Credit Agreement that it requests a [Continuation] [Conversion] of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such [Continuation] [Conversion] is requested to be made:

1.	Date of [Continuation] [Conversion] (last day of the prior applicable Interest Period):

2.	Principal Amount of:

[Continuation]:

[Conversion]:

3.	Type of Loan converted (if applicable):

4.	Type of Loan converted to (if applicable):

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5.	Interest Option (check one box only):

[ ]	Prime Rate Loan
[ ]	LIBOR Loan with __________-month Interest Period (one (1) month, two (2) months, three (3) months, six (6) months)

6. In connection with the [Continuation] [Conversion] requested herein, Borrower hereby represents, warrants, and certifies to Administrative Agent that as of the date of this Notice of Continuation/Conversion, no Event of Default exists, except as disclosed to the Administrative Agent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW(S).

2

This Notice is executed as of the date set forth above by the undersigned, and the undersigned hereby certifies, solely in his/her capacity as a Responsible Officer of the Borrower, that each and every matter contained herein to be true and correct.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:

Name:
Title:

3

EXHIBIT 2.7(i)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

REVOLVING CREDIT NOTE

[$ ]	[__], 2011

1.	FOR VALUE RECEIVED, TPG SPECIALTY LENDING, INC., as Borrower (the “Borrower”) hereby unconditionally promises to pay to the order of [LENDER], or its registered assigns (the “Payee”) in accordance with Section 9.13 of the Credit Agreement (as defined below), at Deutsche Bank Trust Company Americas, 345 Park Avenue, 14th Floor, New York, New York 10154 (the “Administrative Agent”) (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 9.8 of the Credit Agreement), the principal sum of [ DOLLARS ($ ), or, if less, the unpaid principal amount of the Loans made by Payee to Borrower as evidenced by this Note, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.	Borrower agrees that the unpaid principal amount of this promissory note (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time in accordance with the Credit Agreement, this “Note”) shall be payable in accordance with the terms of the Credit Agreement.

3.	Borrower agrees that the unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with the terms of the Credit Agreement. Borrower further agrees that interest on this Note shall be payable in accordance with the terms of the Credit Agreement.

4.	All Borrowings, conversions and continuations of LIBOR Loans or Prime Rate Loans, as applicable, hereunder, and all payments made with respect thereto, may be recorded by Payee from time to time on grid(s) which may be attached hereto, or Payee may record such information by such other method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Borrower’s obligations hereunder. The aggregate unpaid amount of all Loans set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note.

5.

This Note has been executed and delivered pursuant to Section 2.7 of that certain Revolving Credit Agreement (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of September 28, 2011, by and among Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent and the Lenders described therein, and is one of the “Notes”

1

referred to therein. This Note evidences Loans made under the Credit Agreement to Borrower, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Payee, as a Lender under the Credit Agreement, to make advances hereunder; (b) the prepayment rights and obligations of Borrower; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. Borrower may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement.

6.	This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

[Remainder of Page Intentionally Blank.

Signature Page Follows.]

2

IN WITNESS WHEREOF, Borrower has executed this instrument as of the date set forth above.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

1

EXHIBIT 2.21(a)-1

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

SECURITY AGREEMENT

1

Form

SUBSCRIPTION AGREEMENT

PLEDGE AND SECURITY AGREEMENT

SUBSCRIPTION AGREEMENT PLEDGE AND SECURITY AGREEMENT dated as of September 28, 2011 (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”), between TPG SPECIALTY LENDING, INC., a Delaware corporation (the “Pledgor”), having its chief executive office at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a national banking association, having an office at 345 Park Avenue, 14th Floor, New York, New York 10154, as Administrative Agent for the benefit of itself and the Lenders (as defined in the Credit Agreement referred to below), as pledgee (the “Pledgee”).

R E C I T A L S:

WHEREAS, the Pledgor, the Lenders party thereto and the Administrative Agent have entered into that certain Revolving Credit Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which provides for, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations by the Lenders to the Pledgor, as borrower;

WHEREAS, the Pledgor wishes to secure the Obligations owing to the Secured Parties pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement, and the following terms shall have the following meanings:

“Account Control Agreement” means that certain Blocked Account Control Agreement (“Shifting Control”), dated as of the Closing Date, among the Pledgor, the Pledgee and JPMorgan Chase Bank, N.A. as depositary bank and as securities intermediary, as same may be amended, supplemented or otherwise modified from time to time.

“Account Security Agreement” means that certain Cash Collateral Account Security, Pledge and Assignment Agreement (Distribution Account) dated as of the Closing Date, between the Pledgor and the Pledgee, as same may be amended, supplemented, renewed, extended, replaced or restated from time to time, in accordance with the terms thereof.

“Closing Date” means the date hereof.

“Collateral” has the meaning set forth in Section 2 hereof.

“New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Secured Parties” means the Administrative Agent and the Lenders.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2.	Grant of Security Interest, Etc.

As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, mandatory prepayment, acceleration, or otherwise), the Pledgor hereby pledges, assigns, hypothecates, transfers, conveys, delivers and grants to the Pledgee, for the benefit of the Secured Parties, a first priority continuing and perfected security interest in and lien on all of the following (collectively, for purposes of this Agreement, the “Collateral”), whether now owned or hereafter acquired and whether now existing or hereafter arising and regardless of where located: all of the Pledgor’s right, title and interest in and to (i) all rights of Pledgor in respect, of the Capital Commitment of each Investor, including, without limitation, all of the Pledgor’s rights to make calls for and receive Capital Contributions and other payments pursuant to and otherwise compel performance by the Investors of their respective Capital Commitments and to enforce the payment thereof by the Investors pursuant to the terms of each Subscription Agreement of the Investors, including, without limitation, all remedies for failure of performance thereof, all rights to compromise or settle the same, and all collateral securing and guarantees, rights in respect of letters of credit, and other accommodations and supporting obligations in respect of any Capital Commitments of Investors and, in each case, all rights to receive and apply any and all payments thereof; (ii) all general intangibles and instruments (as such terms are defined in the New York UCC) relating to or evidencing any of the foregoing; and (iii) all proceeds of any of the foregoing).

3.	Powers of Pledgor.

Subject to the provisions of the Loan Documents, including the Credit Agreement, the Cash Collateral Agreement, the Account Control Agreement, Sections 4(e) and (f) hereof, and Section 5 hereof, upon the occurrence and during the continuance of an Event of Default, the Pledgor shall be entitled to exercise all rights, powers and privileges of the Pledgor under, and to control the prosecution of all claims with respect to, the Subscription Agreements of Investors in the Pledgor.

4.	Representations, Warranties and Covenants.

The Pledgor hereby covenants with, and represents and warrants to, the Pledgee as follows:

(a) To the Pledgor’s knowledge, each Subscription Agreement of each Investor in the Pledgor is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity. All conditions to the effectiveness and validity of each such Subscription Agreement have been satisfied.

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(b) The Pledgor will defend its right, title and interest in and to the Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons other than Liens expressly permitted by the Credit Agreement or any Liens arising by, through or under the Pledgee.

(c) The Pledgor, is the legal and beneficial owner of the Collateral, free and clear of all Liens, claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and the Pledgor, has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(d) The Collateral has been duly and validly pledged hereunder. All consents and approvals required for the consummation of the transactions contemplated by this Agreement have been obtained and are in full force and effect.

(e) Except as may be permitted under the Credit Agreement, the Pledgor will not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in or other Lien on, any of the Collateral or any interest therein, or suffer any of the same to exist, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be void and of no force or effect, and upon demand of the Pledgee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(f) The Pledgor will comply with Section 5.10 of the Credit Agreement relating to Interest Release and Transfer as if such Section 5.10 were set forth herein in its entirety.

(g) The information set forth on Schedule A hereto regarding the Pledgor is true, correct and complete as of the date hereof. The Pledgor shall not change its name, identity or corporate, company or partnership structure or effect any other change that could impair the effectiveness of any UCC filing naming it as debtor, unless it shall have given the Pledgee written notice thereof not less than thirty (30) days prior to such change and not more than thirty (30) days after the effectiveness of such change and shall have taken such action, reasonably satisfactory to the Pledgee, as may be necessary or reasonably desirable to maintain the security interest of the Pledgee in the Collateral granted hereunder at all times fully perfected and in full force and effect.

(h) Giving effect to the aforesaid grant and assignment to the Pledgee, the Pledgee has, as of the date of this Agreement, and as to Collateral acquired from time to time after such date, shall have, a valid, perfected (assuming the filing of financing statements in all necessary public offices and, in the case of proceeds of Collateral, the taking of any other action required to continue such perfected security interest in such proceeds) and continuing first priority Lien upon and security interest in the Collateral.

(i) Except for financing statements filed or to be filed in favor of the Pledgee as secured party, Pledgee has not authorized the filing of financing statements under the UCC

3

covering any or all of the Collateral and the Pledgor will not, without the prior written consent of the Pledgee, until payment in full in cash of all of the Obligations, and the termination of the Commitments, execute or file (or authorize any other Person to execute or file) in any public office, any financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party.

(j) There are no certificates or other instruments or documents (other than the Organizational Documents, the Subscription Agreements and the Acknowledgment Letters in respect of the Investors) evidencing or representing any of the Collateral, and the Pledgor will cause any and all certificates or other instruments or documents hereafter issued evidencing or representing such Collateral (each in transferable form, duly endorsed if required or accompanied by executed undated instruments of transfer reasonably satisfactory to the Pledgee) to be forthwith delivered to and deposited with the Pledgee in pledge hereunder (and held apart separately in trust for the benefit of the Pledgee pending such delivery).

(k) [reserved]

(l) Any and all of the Pledgee’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding as to the Pledgor or any other Person or any of their respective property under any Debtor Relief Laws, (ii) the discharge, release or exoneration of any guarantor in respect of any of the Obligations or of any Investor in respect of any Unused Capital Commitment, or the release, failure of perfection of, or substitution of any Collateral or any other guarantee or other security for any of the Obligations at any time, or of any rights or interests therein, (iii) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee, whether to the Pledgor, to any guarantor, or to any Investor, with respect to any Collateral or any guarantee or other security for any of the Obligations, or otherwise hereunder, under any other Loan Document, or under any other agreement, instrument, or document or (iv) any other circumstance that would constitute a legal or equitable discharge or exoneration of a guarantor.

5.	Payments.

If the Pledgor, at any time shall receive any payments with respect to any Capital Commitment from any Investor under any Subscription Agreement, such amounts shall, immediately upon receipt by the Pledgor, be deposited into the applicable Collateral Account, and until so deposited, shall be received and held by the Pledgor in trust for the Pledgee.

6.	Remedies.

If an Event of Default shall occur and then be continuing;

(a) The Pledgee, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, to sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral (in one or more portions and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private (if permitted by the UCC)

4

sale, for cash, upon credit or for future delivery, and in connection therewith the Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Collateral are being purchased for investment only, the Pledgor hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or other applicable law. If all or any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Pledgee may resell such Collateral. It is expressly agreed that the Pledgee may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral, and such partial exercise shall in no way restrict or jeopardize the Pledgee’s right to exercise its rights with respect to all or any other portion of the Collateral at a later time or times.

(b) The Pledgee may from time to time in its sole discretion exercise, either by itself or by its nominee or designee, in the name of the Pledgor, all of the Pledgee’s rights, powers and remedies in respect of the Collateral, hereunder and under law.

(c) The Pledgor hereby irrevocably, in the name of the Pledgor or otherwise, authorizes and empowers the Pledgee and assigns and transfers unto the Pledgee, and each constitutes and appoints the Pledgee its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, following the occurrence and during the continuance of an Event of Default, (i) to exercise and enforce in the Pledgor’s name every right, power, remedy, authority, option and privilege of the Pledgor under each Subscription Agreement of each Investor and otherwise in connection with the Unfunded Capital Commitments of the Investors, including any power to make Capital Calls, to make claims upon and enforce rights against Investors, to enforce remedies, and to give any notices, and (ii) in order to more fully vest in the Pledgee the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to the Pledgee in this Agreement. The Pledgor further authorizes and empowers the Pledgee, as its attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, place and stead following the occurrence and during the continuance of an Event of Default, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor that in the reasonable opinion of the Pledgee may be necessary or appropriate to be given, furnished, made, exercised or taken in respect of any Investor or Collateral related thereto under any Subscription Agreement, and otherwise in connection with the Unfunded Capital Commitments of the Investors, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by the Pledgor thereunder (or of any Investor in respect thereof) or to enforce any of the Pledgor’s rights thereunder; provided that the foregoing shall not impose any obligation on the Pledgee. This power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by the Pledgor in respect of the Collateral to any other Person are hereby revoked.

(d) The Pledgee may, upon the occurrence and during the continuance of an Event of Default, but without affecting any of the Obligations, in the name of the Pledgor, extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to the Pledgor, or claims of the Pledgor,

5

by any Investor under any Subscription Agreement, and otherwise in connection with the Unfunded Capital Commitments of the Investors, including any guarantee thereof or collateral therefor; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Pledgee necessary or advisable for the purpose of collecting upon or enforcing in respect of any Collateral, any of the Subscription Agreements of the Investors or otherwise in connection with the Unfunded Capital Commitments of the Investors (including any guarantee thereof) pursuant to the terms thereof; and execute any instrument and do all other things deemed necessary and proper by the Pledgee to protect and preserve and realize upon the Collateral and the other rights contemplated hereby.

(e) Pursuant to the power-of-attorney provided for above, the Pledgee may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Pledgee, after the occurrence and during the continuance of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor into the Collateral Account representing: (i) any payment of obligations owed by any Investor pursuant to its Subscription Agreement, (ii) interest accruing on any of the Collateral or (iii) any other payment or distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Collateral hereunder.

(f) The Pledgee may from time to time in its sole discretion exercise all of the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available to a secured party at law or equity.

(g) Without limiting any other provision of this Agreement, and without waiving or releasing the Pledgor from any obligation or default hereunder, the Pledgee shall have the right, but not the obligation (including pursuant to any power of attorney granted hereunder), to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure any Event of Default or cause any term, covenant, condition or obligation required under this Agreement or the Organizational Documents of the Pledgor or any Subscription Agreement or otherwise in connection with the Unfunded Capital Commitments of Investors, including any guarantee thereof, to be performed or observed by the Pledgor, to be promptly performed or observed on behalf of the Pledgor to protect the Collateral or any rights of the Pledgee hereunder or otherwise arising in respect of the Collateral. All amounts advanced by, or on behalf of, the Pledgee in exercising its rights under this Section 6 (including reasonable and documented out-of-pocket legal expenses and disbursements incurred in connection therewith) from the date of each such advance, shall be payable by the Pledgor to the Pledgee within thirty (30) days after receipt by the Pledgor of an invoice relating thereto setting forth such expenses in reasonable detail and shall be secured by this Agreement.

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7.	Sales of Collateral.

Upon and during the continuance of an Event of Default, no demand, advertisement or notice, all of which are hereby expressly waived by the Pledgor to the extent permitted by law, shall be required in connection with any sale or other disposition of all or any part of the Collateral, except that if notice shall be required by applicable law, the Pledgee shall give the Pledgor, at least ten (10) days’ prior written notice of the time and the place of any public sale or of the time after which any private sale or other disposition is to be made, which notice the Pledgor hereby agrees is commercially reasonable, all other demands, advertisements and notices being hereby waived to the extent permitted by law. In connection with any sale or other disposition of all or any part of the Collateral, the Pledgee may comply with any applicable state or federal law requirements and/or disclaim warranties of title, possession, quiet enjoyment or the like without affecting the commercial reasonableness of such sale or other disposition. To the extent permitted by law, the Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and the Pledgee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, the Pledgee (or any nominee or designee thereof) may purchase any or all of the Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of the Pledgor, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Collateral, public or private, the Pledgor will pay all reasonable and documented out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, the Pledgee shall apply any residue to the payment of the Obligations in the order of priority set forth in the Credit Agreement.

8.	Public Sales Not Feasible.

The Pledgor acknowledges that the terms of the Subscription Agreements may prohibit public sales, that the Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law, including securities laws and blue sky laws. In light of these considerations, the Pledgor agrees that private sales of the Collateral shall not be deemed to have been made in a commercially unreasonable manner merely by virtue of having been made privately. Without limiting the foregoing, the Pledgor recognizes that, upon and during the continuance of an Event of Default, the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in Subscription Agreements and/or in the Securities Act of 1933, as amended (the “Securities Act”), or other relevant securities laws in any jurisdiction, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, and agrees that (i) private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the

7

Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act or other relevant securities laws in any jurisdictions, and (ii) a private sale or sales made under the foregoing circumstances shall not be deemed to be commercially unreasonable by virtue of such circumstances.

9.	Receipt of Sale Proceeds.

Upon any sale of the Collateral by the Pledgee hereunder (whether pursuant to any power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Pledgee or the officer making the sale of the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non-application thereof.

10.	Waivers; Modifications.

No delay on the part of the Pledgee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the party sought to be charged therewith.

11.	Remedies Cumulative.

All rights and remedies afforded to the Pledgee by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of the Pledgee existing at law or in equity or otherwise. None of such remedies, whether or not exercised by the Pledgee, shall be deemed to exclude, limit or prejudice the exercise of any other legal or equitable remedy or remedies available to the Pledgee.

12.	Notices.

Any notice or other communication which by any provision of this Agreement is required or permitted to be given or served hereunder shall be in writing and shall be given or served in the manner specified in the Credit Agreement.

13.	Jurisdiction, Etc.

Any suit, action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York located in the Borough of Manhattan or the United States of America located in the Borough of Manhattan in New York City, and, by execution and delivery of this Agreement, the Pledgor hereby irrevocably submits to and accepts for itself and in respect of its property, the non-exclusive jurisdiction of the aforesaid courts and appellate courts for the purposes of any such action, suit or proceeding. The Pledgor irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address set forth

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herein. The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or relating to with this Agreement brought in the courts referred to above and hereby further irrevocably waives any claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

14.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral, any such attempted assignment or transfer being null and void.

15.	Pledgee Not Bound.

(a) This Agreement shall not be construed as creating a partnership or joint venture agreement between the Pledgee and the Pledgor.

(b) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to perform or discharge any obligation of the Pledgor or to appear in or defend any action or proceeding relating to the Collateral; or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

16.	Acts of the Pledgee.

All Collateral at any time delivered to the Pledgee pursuant hereto shall be held by the Pledgee subject to the terms, covenants and conditions herein set forth. Neither the Pledgee nor any of its Indemnitees shall be liable for any action taken or omitted to be taken by such party or parties relating to any of the Collateral, except for such party’s or parties’ own gross negligence or willful misconduct or breach of its obligations under the Loan Documents. The Pledgee shall be entitled to rely in good faith upon any writing or other document, telegram or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to any legal matter, the Pledgee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder. The Pledgee shall be entitled to all of the rights, privileges, exculpations and immunities afforded to the Administrative Agent in the Credit Agreement as if fully set forth herein. Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor hereby agrees to indemnify and hold harmless the Pledgee and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (all of the foregoing, collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, judgments, damages, liabilities (including liabilities for penalties), reasonable and documented costs and expenses (but limited, in the case of legal fees and services to the

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reasonable out-of-pocket legal fees and disbursements of one counsel to all Indemnified Parties, including those incurred in enforcing this indemnity) which any Indemnified Party may incur or suffer if it becomes, or is alleged to have become, a partner of the Pledgor by reason of the operation of this Agreement or the Pledgee’s exercise of any of the rights, remedies or powers under or in accordance with the terms hereof or otherwise (but excluding losses, judgments and liabilities of any Indemnified Party to the extent that the same directly result from an Indemnified Party’s gross negligence, willful misconduct or breach of its obligations under the Loan Documents, as finally determined by a court of competent jurisdiction), and to reimburse, within thirty (30) days after receipt by the Pledgor of an invoice setting forth such costs and expenses in reasonable detail demand therefor, the Pledgee for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements, arising out of or resulting from the exercise by the Pledgee of any right, power, privilege or remedy granted to it hereunder, such as operating, selling or disposing of the Pledgor’s property, including the Collateral. In any action to enforce this Agreement, the provisions of this Section 16 shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law in respect of the recovery of costs, disbursements and allowances to the contrary. The provisions of this Section 16 shall survive any termination of this Agreement or release of the Liens created by this Agreement.

17.	Custody of Collateral; Notice of Exercise of Remedies.

The Pledgee shall not have any duty as to the collection or protection of any Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights against any Person or otherwise with respect thereto, beyond exercising reasonable care with respect to the custody of any thereof actually in its possession. Except as expressly provided in this Agreement, the Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provisions of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by the Pledgee of any rights or powers which it may have or to which it may be entitled with respect to the Collateral.

18.	Severability.

In case any one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect under present or future laws effective during the term of this Agreement, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall continue in full force and effect in accordance with its remaining terms, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties expressed herein.

19.	Further Assurances.

The Pledgor hereby agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements (including control agreements) and instruments as the Pledgee from time to time may reasonably require to carry into effect this Agreement or to further assure and confirm unto the Pledgee its rights, powers

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and remedies hereunder, including to more fully perfect, evidence and protect, or establish the priority of (including by control), any security interest granted or purported to be granted hereby. The Pledgor hereby agrees to sign and deliver to the Pledgee such financing statements, in form reasonably acceptable to the Pledgee, as the Pledgee may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Pledgee to establish and maintain a valid and perfected first priority security interest in the Collateral and to pay any filing fees relating thereto. The Pledgor also authorize the Pledgee, to the extent permitted by law, to file such financing statements without the signature of the Pledgor and further authorizes the Pledgee, to the extent permitted by law, to file a photographic or other reproduction of this Agreement or of a financing statement in lieu of a financing statement.

20.	Release.

The security interest in the Collateral granted to the Pledgee hereunder shall be released upon satisfaction of all of the following conditions precedent:

(a) The Commitments shall have terminated and all Obligations shall have been fully paid in cash; and

(b) All reasonable costs, fees, expenses and other sums paid or incurred by or on behalf of the Pledgee in exercising any of its rights, powers, options, privileges and remedies hereunder or under any of the Loan Documents, including reasonable attorneys’ fees and disbursements, plus any accrued interest thereon as provided in the Loan Documents, shall have been fully paid in cash.

21.	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except to the extent that the laws of another jurisdiction govern the creation, perfection, validity or enforcement of liens under this Agreement or the other Security Documents.

22.	Miscellaneous.

(a) In enforcing any rights hereunder the Pledgee shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, the Pledgor hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

(b) All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose. The provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

(c) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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(d) This Agreement and the other Loan Documents set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, if any, relating thereto.

23.	Waiver of Trial by Jury.

EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF AN CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, or the transactions related hereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise.

24.	Limitation of Liability.

The provisions of Section 9.18 of the Credit Agreement are hereby incorporated herein by reference thereto as if set forth herein. If the proceeds of any realization upon any or all of the Collateral are insufficient to satisfy in full in cash all of the Obligations, the Pledgor shall continue liable for any deficiency.

[Remainder of Page Intentionally Blank.

Signature Pages Follow.]

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SCHEDULE A

PLEDGOR’S FILING INFORMATION

1.	Pledgor’s Exact Full Legal Name:	TPG Specialty Lending, Inc.

2.	Pledgor’s Mailing Address:	301 Commerce Street, Suite 3300, Fort Worth, Texas 76102

3.	Pledgor’s Tax ID No.	27-3380000

4.	Pledgor’ Type of Organization:	Corporation

5.	Pledgor’s Jurisdiction of Organization:	Delaware

6.	Pledgor’s Organizational ID No.:	4850669

7.	Pledgor’s Chief Executive Office:	301 Commerce Street, Suite 3300, Fort Worth, Texas 76102

EXHIBIT 2.21(a)-2

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

CASH COLLATERAL AGREEMENT (COLLATERAL ACCOUNT)

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Form

CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND

ASSIGNMENT AGREEMENT (COLLATERAL ACCOUNT)

CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (COLLATERAL ACCOUNT), dated as of September 28, 2011 (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”), between TPG SPECIALTY LENDING, INC., a Delaware corporation (the “Pledgor”), having its chief executive office at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (the “Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

R E C I T A L S:

The Pledgor, Lenders and the Agent have entered into that certain Revolving Credit Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

It is a condition to the availability of credit under the Credit Agreement that the Pledgor and the Agent shall have entered into this Agreement and that the Pledgor and the Agent shall have entered into the Subscription Agreement Pledge and Security Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

Pursuant to the Credit Agreement and the Security Agreement, in order to facilitate the assignment of rights granted thereunder, the Pledgor has agreed to establish the Collateral Account (as such term is hereinafter defined) and to grant to the Agent, for the benefit of the Secured Parties, a first priority perfected security interest therein, upon the terms and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement, and the following terms shall have the following meanings:

“Account Control Agreement” means that certain Blocked Account Control Agreement (“Shifting Control”), dated as of the date hereof, by and among the Pledgor, the Agent and the Intermediary, as it may be amended, supplemented, renewed, extended, replaced or restated from time to time, in accordance with the terms thereof.

“Collateral” has the meaning set forth in Section 2 hereof.

“Collateral Accounts” has the meaning set forth in Section 3(a) hereof.

“Intermediary” means JPMorgan Chase Bank, N.A., its successors and assigns.

“New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Secured Parties” means the Agent and Lenders.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2.	Security for Obligations.

As security for the full and punctual payment and performance of all the Obligations when due (whether upon stated maturity, mandatory prepayment, by acceleration or otherwise) the Pledgor hereby pledges, assigns, transfers, conveys, delivers, and grants to the Agent, for the benefit of the Secured Parties, a first priority continuing and perfected security interest in and lien on all of the Pledgor’ right, title and interest in and to the following property, in each case whether now owned or hereafter acquired and whether now existing or hereafter arising and regardless of where located (collectively, for purposes of this Agreement, the “Collateral”):

(i) the Collateral Account and all funds, cash, checks, drafts, certificates, instruments, financial assets, and other assets deposited or held in or credited to the Collateral Account, and all security entitlements from time to time credited thereto or reflected therein;

(ii) all interest, dividends, distributions, cash, instruments and other property received, receivable or otherwise payable or distributed in respect of, or in exchange for, any of the foregoing;

(iii) all certificates and instruments representing or evidencing any of the foregoing; and

(iv) all proceeds and profits of any property described in paragraphs (i), (ii) and (iii) above, and in this paragraph (iv).

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3.	Account.

(a) (i) On or before the date hereof, there has been established with the Intermediary an account entitled: “TPG Specialty Lending, Inc.”, Account Number:            (including any and all subaccounts or segregated accounts thereunder with the same account number (exclusive of any identifier to distinguish one subaccount or segregated account from another) and successor, replacement or substitute accounts therefor maintained by the Intermediary for the Pledgor, collectively, the “Collateral Account”), which shall be blocked accounts of the Pledgor under the sole control of the Agent, as to which the Pledgor shall have no right to draw checks or give other instructions or orders except as permitted by the Account Control Agreement.

(ii) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Interest and other amounts earned on or received in respect of any assets held in or credited to the Collateral Account shall be periodically added to the principal amount of the Collateral Account and shall be held, credited, disbursed and applied in accordance with the provisions of this Agreement. All items of income, gain, expense and loss recognized in the Collateral Account shall be reported by the Pledgor for Federal and applicable state tax purposes under the name and taxpayer identification number of the Pledgor.

(b) Pledgor agrees that all amounts required to be deposited into the Collateral Account of the Pledgor pursuant to the Credit Agreement, the Security Agreement and this Agreement shall be deposited immediately into such Collateral Account upon receipt by the Pledgor. Until so deposited, any such amounts held by the Pledgor shall be deemed to be Collateral and shall be held in trust by it for the benefit of the Agent, and shall not be commingled with any other funds or property of the Pledgor.

(c) To the extent permitted by the Credit Agreement and the Account Control Agreement, the Pledgor may withdraw amounts on deposit in the Collateral Account of the Pledgor; provided that if an Event of Default has occurred and is continuing, the Pledgor may only withdraw amounts in the ordinary course of business and, upon delivery by the Agent to the Intermediary (with a copy thereof to the Borrower) of a notice of exclusive control of the Collateral Account following the occurrence of an Event of Default, no further withdrawls are permitted. Upon any such withdrawal, the Pledgor shall be deemed to have represented to the Agent that all applicable conditions to such withdrawal were satisfied.

(d) Upon the occurrence and during the continuance of an Event of Default, with or without notice from the Agent, the Pledgor shall have no further right to withdrawals from the Collateral Account except (i) for the purpose of curing an outstanding Event of Default referred to in Section 7.1(a)(i) or (ii) of the Credit Agreement, or (ii) in the ordinary course of business as described in subsection (c) above. During the existence of an Event of Default, upon delivery to the Intermediary (with a copy thereof to the Borrower) of a notice of exclusive control of the Collateral Account, the Agent shall have the exclusive right, at any time, without prior notice to or consent of the Pledgor, to withdraw funds from the Collateral Account and to pay the Obligations then due or to deposit such funds into an account designated by the Agent so

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as to permit the Agent to pay the Obligations then due (or cash collateralize outstanding Obligations), and the Agent may collect or liquidate any assets then held in or credited to the Collateral Account as the Agent may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(e) Provided no Event of Default shall have occurred and be continuing as a result of which the Agent has delivered to the Intermediary a notice of exclusive control of the Collateral Account, the Pledgor may arrange that assets held in or credited to the Collateral Account of the Pledgor to be invested, liquidated and reinvested, to be held in or credited to such Collateral Account (or to an account of the Agent maintained with the Intermediary or any of its Affiliates for overnight or other investments the proceeds of which are to be credited to such Collateral Account upon maturity, liquidation or other disposition thereof) and disbursed in accordance with and subject to the terms and conditions of this Agreement. In no event shall the Agent have any responsibility or liability for the types of investments made at the direction of the Pledgor, nor shall it have any duty or responsibility to confirm that such investments conform to the limitations set forth in this Section 3 or elsewhere in the Loan Documents.

4.	Financing Statements; Further Assurances.

(a) The Pledgor agrees that, at any time and from time to time, including, without limitation, in connection with any investments under Section 3(e) hereof, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including but not limited to financing statements and control agreements), and take all further action, that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to more fully perfect (with control), evidence and protect, or establish the priority of, any security interest granted or purported to be granted hereby, or to enable the Agent to exercise and enforce the Agent’s rights and remedies hereunder. The Pledgor authorizes the Agent to file one or more financing or continuation statements under the UCC relating to the Collateral, naming the Agent as “secured party”.

(b) The Pledgor represents and warrants that the information set forth on Schedule A hereto is true, correct and complete as of the date hereof. The Pledgor shall not change its name, identity or corporate structure or effect any other change that could impair the effectiveness of any UCC filing naming it as debtor, unless it shall have given the Agent thirty (30) days’ prior written notice of such change and shall have given the Agent written notice not more than thirty (30) days after the effective date of such change and shall take such action, reasonably satisfactory to the Agent, as may be necessary to maintain the security interest of the Agent in the Collateral granted hereunder at all times fully perfected and in full force and effect.

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5.	Transfers and Other Liens.

The Pledgor will not (i) sell or otherwise dispose of any of the Collateral other than pursuant to the terms hereof and of the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Liens granted to the Agent pursuant to the Security Agreement and this Agreement or as may otherwise be permitted under the Loan Documents, or (iii) enter into or suffer to exist any control agreement with any Person other than the Account Control Agreement with the Intermediary, whereby such Person may issue entitlement orders or other orders or instructions with respect to any or all of the Collateral (except any control agreement with the Agent for the benefit of the Secured Parties).

6.	Reasonable Care.

Beyond the exercise of reasonable care with respect to the custody of any Collateral actually in its possession, the Agent shall not have any duty as to the collection or protection of any Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights against any Person or otherwise with respect thereto. The Pledgor consents to all actions by the Agent in accordance with the provisions of this Agreement, and agrees that the Collateral need not be held separate and apart from other assets held by the Intermediary in any capacity. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its control if the Collateral is accorded treatment substantially equal to that which a reasonable person would exercise under similar circumstances, it being understood that the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof (including any loss, damage or diminution in value resulting from any investment thereof), by reason of the act or omission of the Agent or its agents, employees or bailees, except to the extent that such loss or damage results from the Agent’s gross negligence, willful misconduct or breach of its obligations under the Loan Documents.

7.	Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, and subject to the terms and conditions of this Agreement and the other Loan Documents, as applicable, the Agent may, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, at any time or from time to time in its sole discretion exercise any or all of the following rights and remedies:

(i) without notice to the Pledgor, except as required by law or any of the Loan Documents, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof, including any expenses due in accordance with the Credit Agreement;

(ii) issue entitlement orders or other orders or instructions to the Intermediary with respect to any or all of the Collateral held or credited to or for either Collateral Account;

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(iii) exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or otherwise available at law or in equity; and

(iv) demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, liquidate, foreclose or realize upon the Collateral (or any portion thereof) as the Agent may determine in its sole discretion.

The Pledgor hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. The Pledgor acknowledges and agrees that, to the extent that notice of any sale of the Collateral or other intended disposition thereof shall be required by the UCC or other applicable law, ten (10) days’ prior written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition may be made shall be commercially reasonable and sufficient notice to the Pledgor within the meaning of the UCC or otherwise under applicable law. In connection with any sale or other disposition of all or any part of the Collateral, the Agent may comply with any applicable state or Federal law requirements and/or disclaim warranties of title, possession, quiet enjoyment and the like without affecting the commercial reasonableness of such sale or other disposition.

8.	No Waiver.

The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay in exercising any right or remedy hereunder or under the other Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to the Agent hereunder or by law may be exercised by the Agent at any time and from time to time, and as often as the Agent may deem it expedient. Any and all of the Agent’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of the Pledgor or any other Person or any of their respective property under any bankruptcy, insolvency or reorganization laws, (b) the release or substitution of any collateral or any guaranty or other security for any of the Obligations at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent in the event of any default, with respect to any collateral or any guaranty or other security for any of the Obligations or otherwise hereunder or under any other Loan Document. No delay or extension of time by the Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Agent, shall constitute a waiver thereof, or limit, impair or prejudice the Agent’s right, without notice or demand, to take any action against the Pledgor or to exercise any other power of sale, option or any other right or remedy.

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9.	Expenses.

The Collateral shall also secure, and the Pledgor shall pay to the Agent and/or the Agent’s counsel upon thirty (30) days’ written notice (including backup documentation supporting such request) from the Agent from time to time, all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements, and transfer, investment, recording and filing fees, taxes and other charges) actually incurred for, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Agent under this Agreement or the other Loan Documents. The provisions of this Section 9 shall survive any termination of this Agreement or release of any Collateral.

10.	Agent Appointed Attorney-In-Fact.

(a) The Pledgor irrevocably constitutes and appoints the Agent, as the Pledgor’s true and lawful attorney-in-fact, with full power of substitution, upon the occurrence and during the continuance of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Pledgor with respect to the Collateral, and do in the name, place and stead of the Pledgor, all such acts, things and deeds for and on behalf of and in the name of the Pledgor, which the Pledgor could or might do or which the Agent may deem necessary or desirable to more fully vest in the Agent the rights and remedies provided for herein or to accomplish the purposes of this Agreement. The foregoing power of attorney is irrevocable and coupled with an interest.

(b) If the Pledgor fails to perform any agreement herein contained, the Agent may itself perform or cause performance of any such agreement, and any expenses (including any reasonable fees, charges and disbursements of counsel) of the Agent incurred in connection therewith shall be paid by the Pledgor as provided in Section 9 hereof.

11.	Liability of Agent.

(a) The Agent, in the Agent’s capacity as secured party hereunder, shall be responsible for the performance only of such duties as are specifically set forth in this Agreement, and no duty shall be implied from any provision hereof. The Agent shall not be required to take any discretionary actions hereunder. The Agent shall not be under any obligation or duty (i) to perform any act which, in the Agent’s sole judgment, could involve any liability or any expense for which it will not be reimbursed or (ii) to institute or defend any suit in respect hereof, or to advance any of its own monies. The Pledgor shall indemnify and hold the Agent, and its agents, employees and officers harmless from and against any loss, cost or damage (including reasonable attorneys’ fees and disbursements) incurred by the Agent or such other indemnitee in connection with the transactions contemplated hereby, excepting losses, costs, expenses and claims arising as a result of its own gross negligence, willful misconduct or breach of its obligations under the Loan Documents. The provisions of this Section 11 shall survive any termination of this Agreement or release of any Collateral.

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(b) The Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, representation, report, opinion, bond or other paper, document or signature reasonably believed by the Agent to be genuine, and the Agent may assume that any purported officer or other representative of the Pledgor or any Person acting directly or indirectly on its behalf or in a representative capacity therefor purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. The Agent may require such written certifications or directions from the Pledgor as it reasonably deems necessary or appropriate before taking any action hereunder. The Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. The Agent shall not be responsible for monitoring the Pledgor’s compliance with the Pledgor’s or any other Obligor’s obligations under this Agreement or any other Loan Document or the Pledgor’ or any other Obligor’s breach of any of its obligations under this Agreement or any other Loan Document.

12.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of the Obligations and termination of the Commitments. Upon termination of the Commitments and payment in full in cash of all of the Obligations, this Agreement shall terminate (other than any provisions hereof expressly stated to survive termination) and the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the Agent shall execute (and shall cause the Intermediary to execute) without recourse such instruments and documents as may be reasonably requested by the Pledgor to evidence such termination and the release of the lien hereof.

13.	Miscellaneous.

(a) This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, if any, with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

(b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the other Loan Documents (and any such attempted assignment or transfer shall be null and void).

8

(d) Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the Business Day and at the time on which delivered to such party at the address or fax numbers specified below (and if delivery was on a day other than a Business Day, then on the next succeeding Business Day); (b) if by mail, on the Business Day on which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable overnight express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth in the Credit Agreement.

(e) All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose. The provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

(f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY OF ENFORCEMENT OF LIEN UNDER THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, THE INTERMEDIARY’S JURISDICTION SHALL BE DEEMED TO BE THE STATE OF NEW YORK FOR PURPOSES OF THIS AGREEMENT AND THE PERFECTION AND PRIORITY OF THE AGENT’S SECURITY INTEREST IN THE SUBSCRIPTION ACCOUNT UNDER THE UCC.

(g) Any suit, action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York located in the Borough of Manhattan or of the United States of America located in the Borough of Manhattan in New York City, and, by execution and delivery of this Agreement, each of the Pledgor hereby irrevocably submits to and accepts for itself and in respect of its property, the non-exclusive jurisdiction of the aforesaid courts and appellate courts for the purposes of any such action, suit or proceeding. The Pledgor irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at their address set forth herein. The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or related to this Agreement brought in the courts referred to above and hereby further irrevocably waives any claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

9

(h) In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under present or future laws effective during the term of this Agreement, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understanding and intention of the parties as expressed herein.

14.	WAIVER OF JURY TRIAL.

EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

15.	Counterparts.

This Agreement may be signed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

16.	Recourse

The provisions of Section 9.18 of the Credit Agreement are hereby incorporated herein by reference thereto as if set forth herein.

[Remainder of Page Intentionally Blank.

Signature Pages Follow.]

10

SCHEDULE A

PLEDGOR’ FILING INFORMATION

1.	Pledgor’s Exact Full Legal Names:	TPG Specialty Lending, Inc.

2.	Pledgor’s Mailing Address:	301 Commerce Street, Suite 3300, Fort Worth, Texas 76102

3.	Pledgor’s Tax ID Nos.:	27-3380000

4.	Pledgor’s Type of Organization:	Corporation

5.	Pledgor’s Jurisdiction of Organization:	Delaware

6.	Pledgor’s Organizational ID No.:	4850669

7.	Pledgors’ Chief Executive Office:	301 Commerce Street, Suite 3300, Fort Worth, Texas 76102

EXHIBIT 2.21(a)-3

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

ACCOUNT CONTROL AGREEMENT

1

Blocked Account Control

Agreement (“Shifting Control”) l JPMORGAN CHASE BANK, N.A.

AGREEMENT dated as September     , 2011, by and among TPG Specialty Lending, Inc., a Delaware corporation (the “Company”), Deutsche Bank Trust Company Americas (the “Administrative Agent”) and JPMorgan Chase Bank, N.A. (the “Depositary”).

The parties hereto refer to Account No.              in the name of Company (the “Account”) and hereby agree as follows:

1.	Company and Administrative Agent notify Depositary that pursuant to the Cash Distribution Account Security, Pledge and Assignment Agreement (Distribution Account) dated as of September , 2011 (as it may be amended, supplemented, renewed, extended, replaced or restated from time to time in accordance with the terms thereof, the “Cash Collateral Agreement”) between Company and Administrative Agent, Company has granted Administrative Agent a security interest in the Account and in the funds on deposit from time to time therein. Depositary acknowledges being so notified.

2.	It is the intent of the parties to this Agreement that the Administrative Agent has control over the Account within the meaning of Section 9-104 of the Uniform Commercial Code (“UCC”). Depositary agrees that it shall follow the instructions (as hereinafter defined) of Administrative Agent concerning the Account without further consent of Company. The Administrative Agent hereby instructs the Depositary that prior to the Effective Time (as defined below), Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as defined below) (collectively, “instructions”) received from the Company (but not those from Administrative Agent) concerning the Account. On and after the Effective Time (and without Company’s consent), Depositary shall honor all instructions received from Administrative Agent (but not those from Company) concerning the Account and Company shall have no right or ability to access or withdraw or transfer funds from the Account.

For the purposes hereof, the “Effective Time” shall be the opening of business on the First business day next succeeding the business day on which a notice purporting to be signed by Administrative Agent in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Shifting Control Notice”), is actually received by the unit of the Depositary to whom the notice is required hereunder to be addressed provided, however, that if any such notice is so received after 12:00 p.m., Eastern time, on any business day, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which such receipt occurs; and, provided further, that a “business day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.

3.	Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving Account duly commenced by Depositary or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring Company’s instructions and/or commence honoring solely Administrative Agent’s instructions concerning Account at any time or from time to time after it becomes aware that Administrative Agent has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above, or (y) deem a Shifting Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified unit’s actual receipt if otherwise actually received by Depositary (or if such Shifting Control Notice does not comply with the form attached hereto as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to Company or any other party for doing so.

4.	This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions on or after the Effective Time, Administrative Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Administrative Agent. Administrative Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Administrative Agent executing Account Documentation or other documentation as Depositary may require in connection therewith).

5.	Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to Account or transactions therein, (ii) overdrafts in Account or (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder.

6.

Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished

2

to it by Company or Administrative Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the Cash Collateral Agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Administrative Agent (including without limitation the sending of a Shifting Control Notice), Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

7.	Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable out-of-pocket fees and disbursements of outside counsel) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary’s willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred as a result of following Company’s direction or instruction. Administrative Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) on or after the Effective Time in connection with this Agreement or the Account (except to the extent due to Depositary’s willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) as a result of following Administrative Agent’s direction or instruction (including without limitation Depositary’s honoring of a Shifting Control Notice) or (iii) due to any claim by Administrative Agent of an interest in the Account or the funds on deposit therein.

8.	Depositary may terminate this Agreement (i) in its discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto or (ii) because of a material breach by Company or Administrative Agent of any of the terms of this Agreement or the Account Documentation. Upon any termination of this Agreement by Depositary which occurs (i) prior to the Effective Time, Depositary will transfer all available balances in the Account on the date of such termination in accordance with Administrative Agent’s and Company’s joint written instructions, or (ii) after the Effective Time, Depositary will transfer all available balances in the Account on the date of such termination in accordance with Administrative Agent’s written instruction, provided that in both (i) and (ii) such written instructions are received by Depositary a minimum of three (3) business days prior to the date of termination Administrative Agent may terminate this Agreement in its discretion upon the sending of at least three (3) days’ advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 7 and 8 above shall survive any such termination.

3

9.	As of the effective date of this Agreement, Depositary confirms that except for this Agreement and the applicable Account Documentation, (i) Depositary is not currently entered into any agreement with any person or entity pursuant to which Depositary is obligated to comply with instructions as to the disposition of funds from the Account and (ii) for the duration of this Agreement, Depositary shall not, without the prior written consent of Lender, enter into any agreement with any other person or entity pursuant to which Depositary is obligated to comply with instructions as to the disposition of funds from the Account. Depositary hereby confirms that Account is a deposit account maintained by Company with Depositary in Depositary’s ordinary course of business and that Depositary is a national banking association.

10.	Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.

11.	Depositary will send copies of all statements concerning the Account to Company and to Administrative Agent at the address set forth next to such party’s name on the signature page of this Agreement. Upon Administrative Agent’s request and at Company’s expense, Depositary will provide Depositary’s standard bank statements covering deposits to and withdrawals from the Account.

12.	This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that the Depositary’s “jurisdiction” within the meaning of Section 9-304 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “New York UCC”) and the Account shall be governed by the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designated in writing to the other parties from time to time.)

[Remainder of Page Intentionally Blank.

Signature Pages Follow.]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

Address:	TPG SPECIALTY LENDING, INC.
TPG Specialty Lending, Inc.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102	By:
Attention: Ronald Cami, Esq.	Name:
Telephone No.: (415) 743-1532	Title:
Telecopy No.: (817) 871-4010

TPG Specialty Lending, Inc.

345 California Street, Suite 3300

San Francisco, California 94103

Attention: Michael Fishman

Telephone No.: (415) 743-5917

Telecopy No.: (415) 743 - 5901

[Signatures continued on following page]

ADMINISTRATIVE AGENT:

Address:	DEUTSCHE BANK TRUST COMPANY AMERICAS
Deutsche Bank Trust Company Americas
345 Park Avenue – 14th Floor East
New York, New York 10154
Attention: Steven Yi, Managing Director	By:
Telephone No.:(212) 454-2345	Name:
Telecopy No.:(212) 454-3438	Title:

with a copy to:

By:
And	Name:
Title:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Bryan G. Petkanics, Esq.
Telephone No.: (212) 407-4130
Telefax No.:(212) 656-1229

[Signatures continued on following page]

DEPOSITARY:

Address for Shifting Control and Termination	JP MORGAN CHASE BANK, N.A.
Notices:
JPMorgan Chase Bank, N.A.
Global TS Contracts & Documentation	By:
Attn: Blocked Account	Name:
420 W Van Buren Street, 9th floor	Title:
Suite IL1-0199
Chicago, Il 60606-3534
Email: blocked.account.contracts@jpmchase.com
fax # 312-954-3516

Address for all other Notices and instructions:

JPMorgan Chase Bank, N.A.

Attn: Mark Denton

420 Throckmorton, Floor 02

Fort Worth, TX 76102-3700

Email: MARK.DENTON@jpmorgan.com

Fax.: 817-884-4651

Exhibit A SHIFTING CONTROL NOTICE

Date

JPMorgan Chase Bank, N.A.
Address	420 W. Van Buren Street, 9th Floor Suite / L1-0199
Chicago, Illinois 60606-3534
Attention	Blocked Accounts

Re: Blocked Account Control Agreement, dated as September     , 2011 (the “Agreement”) by and between TPG Specialty Lending, Inc., Deutsche Bank Trust Company Americas, as the administrative agent and JPMorgan Chase Bank, N.A., as the depositary.

Ladies and Gentlemen:

This constitutes a Shifting Control Notice as referred to in paragraph 2 of the Agreement, a copy of which is attached hereto.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Date:
Name:
Title:

By:	Date:
Name:
Title:

Exhibit 2.21(g)-1

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

INVESTOR ACKNOWLEDGMENT

as of September __, 2011

Deutsche Bank Trust Company Americas, as Agent

345 Park Avenue

New York, NY 10154

RE: Credit facility (the “Facility”) provided by the Credit Agreement (as from time to time in effect) among TPG Specialty Lending, Inc. (the “Fund”), Deutsche Bank Trust Company Americas, as Administrative Agent (the “Agent”), and the lenders and other parties thereto

Ladies and Gentlemen:

The purpose of this letter is to acknowledge the status of our involvement in the Fund and to acknowledge certain aspects of the Facility.

We have entered into a Subscription Agreement with the Fund (the “Subscription Agreement”). All capitalized terms not otherwise defined herein shall have the meanings provided in the Subscription Agreement. Pursuant to the Subscription Agreement we have agreed to purchase Shares in the Fund.

We acknowledge that as set forth in Section 2.02 of the Subscription Agreement, the Fund has the right to grant security over (and, in connection therewith, Transfer, as defined in the Subscription Agreement) its right to draw down capital from us, and its right to receive the drawdown share purchase price (and any related rights of the Fund) to lenders in connection with any indebtedness of the Fund. We acknowledge that in connection with the Facility, the Fund has so granted security over such rights to the Agent for the benefit of the lenders under the Facility.

We further acknowledge that under the Subscription Agreement, we are obligated to fund our Unused Capital Commitment required on account of Funding Notices duly delivered in accordance with the Subscription Agreement (including, without limitation, Funding Notices delivered by you, on behalf of the Fund, after an event of default under the Facility), without deduction, offset, counterclaim or defense. We hereby waive all defenses to such funding, including all suretyship defenses and any defenses that may be provided by Section 365(c)(2) of the United States Bankruptcy Code.

1

We agree that, for so long as the Facility is in place, all payments made by us under the Subscription Agreement must be made by wire transfer to the following account, which we understand the Fund has pledged as security for the Facility:

Bank:

Bank Address:

Account Number:

ABA Number:

Reference:

Contact Person:

Telephone:

This letter shall be governed by the law of the State of New York.

[INSERT SIGNATURE BLOCK]

By:
Name:
Title:

Address:	[ ]

2

EXHIBIT 4.1(c)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

BORROWING BASE CERTIFICATE

Deutsche Bank Trust Company Americas

345 Park Avenue

14th Floor

New York, New York 10154

Attention:   Steven Yi, Managing Director

Telephone: (212) 454-2345

Fax:             (212) 454-3438

Ladies and Gentlemen:

This Borrowing Base Certificate is executed and delivered by TPG SPECIALTY LENDING, INC., (“Borrower”) to Deutsche Bank Trust Company Americas, in its capacity as administrative agent (“Administrative Agent”), pursuant to Section 4.1(c) of that certain Revolving Credit Agreement (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of September 28, 2011, entered into by and among Borrower, Administrative Agent and the Lenders named therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that he/she is authorized to execute and deliver this Borrowing Base Certificate to Administrative Agent on behalf of Borrower, and that as of the date at the end of the period indicated above (the “Reporting Date”), in the undersigned’s capacity as a Responsible Officer of Borrower, he/she certifies as follows (any representation or certification herein as to the inclusion of a particular Eligible Investor in the Borrowing Base, including with respect to its credit rating and any Exclusion Event, is made to the actual knowledge of such Responsible Officer):

1.	Net availability for Borrowing (attach borrowing base calculation schedule as Annex A) $

2.	Loan Amount Requested in Notice of Advance $

3.	Amount remaining available for Borrowing after Borrowing requested in Notice of Advance $

4.	To the Borrower’s actual knowledge, the changes, if any, in the names or identities of Investors, are attached hereto as Annex B.

1

5.	No Exclusion Event that has occurred with respect to any Eligible Investor, or, if an Exclusion Event has occurred, such Exclusion Event is described on Annex C.

6.	No failure with respect to of any Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), to make (if such failure has not been cured within two (2) Business Days), or any change in its obligation to make, any Capital Contribution or any payment in respect thereof, or any similar change in its status as an Investor, has occurred, or, if any such change has occurred, such change is specified in each case with the details thereof, including, in the case of such failure to make any Capital Contribution, and the number of days such failure has been ongoing on Annex D.

7.	All Subsequent Investors who have not satisfied each of the requirements of Section 5.4(b) of the Credit Agreement are listed on Annex E, and any changes of address for notices to Investors, changes in relative percentages of Capital Commitments of Investors, and any other changes in Basic Call Information are described on Annex F.

[Remainder of Page Intentionally Blank.

Signature Page Follows.]

2

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Borrower, caused this Borrowing Base Certificate to be duly executed as of the day and year first above written on behalf of Borrower.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

3

ANNEX A

FORM OF BORROWING BASE SPREADSHEET

1

Annex B

Changes in Names or Identities of

Investors Since Last Certificate

Check “A” or “B” as applicable:

A ____ None.

B ____ As specified below:

1

Annex C

Investor Exclusion Events

Check “A” or “B” as applicable:

A ____ None.

B ____ As specified below:

1

Annex D

Changes in the status of any Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), including any failure to make (if such failure has not been cured within two (2) Business Days), or any change in its obligation to make any Capital Contribution or other payment in respect thereof, including, in the case of such failure to make any Capital Contribution, the number of days such failure has been ongoing

Check “A” or “B” as applicable:

A ____ None.

B ____ As specified below:

1

Annex E

Subsequent Investors Who Have Not Satisfied Each Requirement of

Section 5.4(b)

Check “A” or “B” as applicable:

A ____ None.

B ____ The following Subsequent Investors have not satisfied the following requirements:

Name of Subsequent Investor	Capital Commitment of Subsequent Investor	“N” Indicates Signed Subscription Agreement Has Not Been Delivered To Administrative Agent; “Y” Indicates It Has	“N” Indicates Signed Acknowledgment Letter Has Not Been Delivered To Administrative Agent; “Y” Indicates It Has
$

TOTAL	$

*	Required for Eligible Investors

1

Annex F

Changes Of Address For Notices To Investors, Changes In Relative Percentages Of Capital

Commitments Of Investors And Any Other Changes In Basic Capital Call Information

1

EXHIBIT 4.1(d)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

COMPLIANCE CERTIFICATE

FOR PERIOD ENDED [                    ]

DATE: [DATE]

Administrative Agent:	DEUTSCHE BANK TRUST COMPANY AMERICAS

Borrower:	TPG SPECIALTY LENDING, INC.

This Compliance Certificate is delivered under, and pursuant to Section 4.1(d), of the Revolving Credit Agreement, dated as of September 28, 2011 (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto, the “Credit Agreement”), by and among Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent and the Lenders named therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned [chief financial officer/chief accounting officer or equivalent officer] of the Borrower hereby certifies as of the date hereof that he/she is authorized to execute and deliver this Compliance Certificate to Administrative Agent on behalf of the Borrower, and that as of [                            ] [the date at the end of the period indicated above] (the “Reporting Date”):

(a) The undersigned has reviewed the terms of the Loan Documents and has made, or caused to be made under his/her supervision, a review in reasonable detail of the business and condition of Borrower during the account period covered by the attached financial statements and that on the basis of such review of the Loan Documents, the Capital Commitments of the Investors, the use of proceeds of the Loans and the business and condition of Borrower, to the actual knowledge of the undersigned, no Potential Default or Event of Default has occurred which has not been cured or waived (except the Potential Defaults or Events of Default, if any, together with the details of the actions that Borrower is taking or proposes to take with respect thereto, described on Annex A to this Compliance Certificate);

(b) To the actual knowledge of the undersigned, the financial statements of the Borrower and its consolidated Subsidiaries attached to this Compliance Certificate as Exhibit I were prepared in accordance with GAAP consistently applied, and fairly present in all material respects the financial condition and the results of operations, change in net assets, and cash flows of the Borrower and its consolidated Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes;

1

(c) As of the last day of the calendar quarter referenced above, Borrower was in compliance with Section 4.14 of the Credit Agreement, and calculations evidencing such status are as set forth on Annex B to this Compliance Certificate;

(d) As of the last day of the calendar quarter referenced above, Borrower was not in violation of Section 4.15 of the Credit Agreement, and calculations evidencing such status are as set forth on Annex C to this Compliance Certificate;

(e) As of the last day of the calendar quarter referenced above, Borrower was not in violation of Section 5.8 of the Credit Agreement, and calculations evidencing such status are as set forth on Annex D to this Compliance Certificate, together with a schedule of all outstanding Permitted Other Indebtedness;

(f) As of the last day of the calendar quarter referenced above, Borrower was not in violation of Section 7.1(o) of the Credit Agreement, and calculations evidencing such status are as set forth on Annex E to this Compliance Certificate.

[Remainder of Page Intentionally Blank.

Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as [chief financial officer/chief accounting officer or equivalent officer] of Borrower caused this Compliance Certificate to be duly executed as of the day and year first above written on behalf of Borrower.

BORROWER:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

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EXHIBIT I

to

Compliance Certificate, dated [                    ]

Financial Statements

1

ANNEX A

to

Compliance Certificate, dated [                    ]

Events of Default and Potential Defaults

1

ANNEX B

to

Compliance Certificate, dated [                    ]

Compliance with Section 4.14 of Credit Agreement

1

ANNEX C

to

Compliance Certificate, dated [                    ]

Compliance with Section 4.15 of Credit Agreement

1

ANNEX D

to

Compliance Certificate, dated [                    ]

Compliance with Section 5.8 of Credit Agreement

2

ANNEX E

to

Compliance Certificate, dated [                    ]

Compliance with Section 7.1(o) of Credit Agreement

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EXHIBIT 9.13(b)

to

REVOLVING CREDIT AGREEMENT, DATED AS OF SEPTEMBER 28, 2011,

BY AND AMONG

TPG SPECIALTY LENDING, INC., DEUTSCHE BANK TRUST COMPANY

AMERICAS, AS ADMINISTRATIVE AGENT, AND LENDERS NAMED HEREIN

ASSIGNMENT AND ASSUMPTION AGREEMENT

Dated as of [                    ]

Reference is made to the Revolving Credit Agreement, dated as of September 28, 2011 (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), by and among TPG Specialty Lending, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and Lenders named therein. Terms defined in the Credit Agreement are used herein with the same meaning.

[                    ] (“Assignor”) and [                    ] (“Assignee”) agree as follows:

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, such respective interests in and to all of Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represent the respective percentage interests specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement in respect of Assignor’s Commitment and the Principal Obligations owing to Assignor. After giving effect to such sale and assignment, Assignee’s Commitment and the amount of the Principal Obligations owing to Assignee will be set forth in Section 2 of Schedule 1.

Section 2. Certain Representations and Warranties. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto. Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by Assignor.

Section 3. Certain Confirmations and Covenants. Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall

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deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Lender’s Office (and address for notices) the office set forth beneath its name on the signature pages hereof and [(vii) (A) to the extent it is entitled to an exemption from or reduction of withholding tax with respect to any payments to be made to Assignee under the Credit Agreement (1) attaches such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding, or (2) confirms to complete as soon as reasonably possible and from time to time upon request by Borrower any other necessary procedural formalities or to provide any other necessary confirmation as will permit such payments to be made without withholding or at a reduced rate of withholding, and (B) to the extent that Assignee is a Foreign Lender, attaches the forms prescribed by the Internal Revenue Service of the United States (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Borrower and Administrative Agent) certifying as to Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to any payments to be made to Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

Section 4. Recordation. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).

Section 5. Assignee as Party to Credit Agreement. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent of the interest assigned pursuant to this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the Assignor’s rights and obligations under the Credit Agreement, such Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of and be subject to the obligations under Sections 2.15, 2.18 and 9.7 thereof with respect to facts and circumstances occurring prior to the effective date of this Assignment and Assumption Agreement).

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Section 6. Compliance with Credit Agreement. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

Section 7. Entire Agreement. This Assignment and Assumption Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understanding, if any, relating to the subject matter of this Assignment and Assumption Agreement.

Section 8. Successors and Assigns. The provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Security Documents, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

Section 10. Counterparts. This Assignment and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Assignment and Assumption Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.

[Remainder of Page Intentionally Blank.

Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNOR:

[ ], as Assignor

By:
Name:
Title:

ASSIGNEE:

[ ], as Assignee

By:
Name:
Title:

ACCEPTED AND APPROVED:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

[TPG SPECIALTY LENDING, INC.,[1] as Borrower

By:
Name:
Title:

[1]	If Borrower consent is required under the Credit Agreement.

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Schedule 1

To

Assignment and Assumption Agreement

Dated as of [                    ]

Section 1.

Percentage Interest in Commitment and Borrowings:

Section 2.

Assignee’s Commitment:	$

Aggregate outstanding Principal Obligations owing to Assignee:	$

Section 3.

Effective Date†		_____,

†	This date should be no earlier than the date of acceptance by the Agent and, if Borrower consent required, Borrower.

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